EXECUTION COPY OSISKO MINING INC. AND GOLD FIELDS HOLDINGS COMPANY LIMITED AND GOLD FIELDS WINDFALL HOLDINGS INC ARRANGEMENT AGREEMENT August 12, 2024 TABLE OF CONTENTS ARTICLE 1 INTERPRETATION ................................................................................................. 2 1.1 Definitions ............................................................................................................ 2 1.2 Interpretation Not Affected by Headings ............................................................. 16 1.3 Number and Gender .......................................................................................... 16 1.4 Computation of Time .......................................................................................... 16 1.5 Time References................................................................................................ 16 1.6 Currency ............................................................................................................ 16 1.7 Accounting Matters ............................................................................................ 16 1.8 Knowledge ......................................................................................................... 16 1.9 Statutes ............................................................................................................. 17 1.10 Capitalized Terms .............................................................................................. 17 1.11 Schedules .......................................................................................................... 17 ARTICLE 2 THE ARRANGEMENT .......................................................................................... 17 2.1 Arrangement ...................................................................................................... 17 2.2 Interim Order ...................................................................................................... 17 2.3 Company Meeting .............................................................................................. 18 2.4 Company Circular .............................................................................................. 20 2.5 Final Order ......................................................................................................... 22 2.6 Court Proceedings ............................................................................................. 22 2.7 Arrangement and Effective Date ........................................................................ 23 2.8 Payment of Consideration and Other Payments ................................................ 23 2.9 Incentive Compensation Plans ........................................................................... 24 2.10 Treatment of Debentures ................................................................................... 25 2.11 Announcement and Shareholder Communications ............................................ 26 2.12 Withholding Taxes ............................................................................................. 26 2.13 Adjustments to Consideration ............................................................................ 27 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................... 27 3.1 Representations and Warranties ........................................................................ 27 3.2 Survival of Representations and Warranties ...................................................... 46 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT ....................................................................................................................... 46 4.1 Representations and Warranties ........................................................................ 46 4.2 Survival of Representations and Warranties ...................................................... 49 ARTICLE 5 COVENANTS ........................................................................................................ 49 5.1 Covenants of the Company Regarding the Conduct of Business ....................... 49 5.2 Mutual Covenants of the Parties Relating to the Arrangement ........................... 54 5.3 Non-Solicitation .................................................................................................. 56 5.4 Access to Information; Confidentiality ................................................................ 62 5.5 Insurance and Indemnification ........................................................................... 62 5.6 Pre-Acquisition Reorganization .......................................................................... 63 5.7 Regulatory Approvals ......................................................................................... 64 5.8 Competition Act Approval ................................................................................... 65 ARTICLE 6 CONDITIONS ........................................................................................................ 66 6.1 Mutual Conditions Precedent ............................................................................. 66 - iii - 6.2 Additional Conditions Precedent to the Obligations of the Purchaser ................. 67 6.3 Additional Conditions Precedent to the Obligations of the Company .................. 68 6.4 Satisfaction of Conditions ................................................................................... 69 6.5 Notice of Breach ................................................................................................ 69 ARTICLE 7 TERM, TERMINATION, AMENDMENT AND WAIVER ......................................... 70 7.1 Term .................................................................................................................. 70 7.2 Termination ........................................................................................................ 70 7.3 Termination Payments ....................................................................................... 73 7.4 Amendment ....................................................................................................... 74 7.5 Waiver ............................................................................................................... 75 ARTICLE 8 GENERAL PROVISIONS ...................................................................................... 75 8.1 Notices ............................................................................................................... 75 8.2 Parent Guarantee .............................................................................................. 76 8.3 Governing Law ................................................................................................... 77 8.4 Injunctive Relief ................................................................................................. 77 8.5 Time of Essence ................................................................................................ 77 8.6 Entire Agreement, Binding Effect and Assignment ............................................. 77 8.7 No Liability ......................................................................................................... 77 8.8 Severability ........................................................................................................ 78 8.9 Waiver of Jury Trial ............................................................................................ 78 8.10 Third Party Beneficiaries .................................................................................... 78 8.11 Counterparts, Execution ..................................................................................... 79 SCHEDULE A PLAN OF ARRANGEMENT ........................................................................... A-1 SCHEDULE B ARRANGEMENT RESOLUTION .................................................................... B-1 ARRANGEMENT AGREEMENT THIS ARRANGEMENT AGREEMENT is made as of August 12, 2024 BETWEEN: GOLD FIELDS HOLDINGS COMPANY LIMITED, a limited liability company incorporated under the laws of the British Virgin Islands, Registration No. 651406, (the “Parent”) - and - GOLD FIELDS WINDFALL HOLDINGS INC., a corporation existing under the laws of the Province of Ontario (the “Purchaser”) - and - OSISKO MINING INC., a corporation existing under the laws of the Province of Ontario (the “Company”) RECITALS: A. the Purchaser proposes to acquire all of the issued and outstanding Company Shares in accordance with the Arrangement; B. upon the completion of the Arrangement, Company Shareholders will be entitled to receive, in accordance with the Plan of Arrangement, the Consideration for each Company Share held immediately prior to the Effective Time; C. the Special Committee has unanimously determined, after receiving financial and legal advice, that the Arrangement and the entering into of this Agreement is in the best interests of the Company and recommended to the Company Board that the Company Board approve this Agreement and the Arrangement and recommend that the Company Shareholders vote in favour of the Arrangement; D. the Company Board has unanimously determined, after receiving financial and legal advice and following receipt and review of the unanimous recommendation from the Special Committee, that the Arrangement and the entering into of this Agreement is in the best interests of the Company and have resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution, all subject to the terms and the conditions contained in this Agreement; E. the Purchaser and the Parent have entered into the Voting Agreements with the Supporting Shareholders, pursuant to which each of the Supporting Shareholders has agreed to, among other things, vote the Company Shares held by them in favour of the Arrangement Resolution on the terms and subject to the conditions set forth in the Voting Agreements; F. the Parent is a party to this Agreement to unconditionally and irrevocably guarantee in favour of the Company the due and punctual performance by the Purchaser of each and every covenant and obligation of the Purchaser arising under this Agreement; and

- 2 - G. the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters related to the transaction herein provided for. THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows: ARTICLE 1 INTERPRETATION 1.1 Definitions Whenever used in this Agreement, the following words and terms have the meanings set out below: “Action” means any claim, action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity and by or before a Governmental Entity and whether asserted, threatened, pending or existing; “Acquisition Proposal” means, other than the transactions contemplated by this Agreement or any transaction involving the Company, any offer, proposal, expression of interest, inquiry or public announcement, whether written or oral, from any person or group of persons other than the Purchaser (or an affiliate of the Purchaser or any person acting jointly or in concert with the Purchaser) relating to any: (i) take-over bid, tender offer, exchange offer or other similar transaction that, if consummated, would result in a person or group of persons beneficially owning 20% or more of any class of voting or equity securities of the Company, or securities convertible into or exercisable or exchangeable for 20% or more of any class of voting or equity securities of the Company; (ii) amalgamation, plan of arrangement, share exchange, debt exchange, business combination, merger, consolidation, recapitalization, reorganization, or other similar transaction or series of related transactions involving the Company, or any liquidation, dissolution or winding-up of the Company; (iii) direct or indirect sale or disposition of assets (or any alliance, joint venture, lease, long- term supply arrangement, licence or other arrangement having the same economic effect as a sale or disposition) representing, individually or in the aggregate, 20% or more of the consolidated assets of the Company; (iv) direct or indirect sale, issuance or acquisition of Company Shares or any other voting or equity interests of the Company (or securities convertible into or exercisable or exchangeable for Company Shares or such other voting or equity interests) resulting in a person or group of persons owning 20% or more of the issued and outstanding voting or equity interests (or rights or interests therein or thereto) of the Company; (v) any other similar transaction or series of transactions involving the Company; or - 3 - (vi) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement or the Arrangement or which could reasonably be expected to materially reduce the benefits to the Purchaser of the Arrangement. “affiliate” has the meaning ascribed thereto in the NI 45-106, in force as of the date of this Agreement; “Agreement” means this arrangement agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof; “Anti-Corruption Laws” has the meaning ascribed thereto in Section 3.1(pp); “ARC” means an advance ruling certificate pursuant to section 102 of the Competition Act; “Arrangement” means the arrangement of the Company under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order (with the prior written consent of the Company and the Purchaser, each acting reasonably); “Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement which is to be considered at the Company Meeting substantially in the form of Schedule B hereto, with such changes as may be agreed to by the Purchaser and the Company, each acting reasonably, which is subject to (i) an affirmative vote by the holders of two-thirds of the Company Shares voted on the resolution in person or by proxy at the Company Meeting; and (ii) an affirmative vote by a majority of the minority Company Shares (excluding for this purpose the votes attached to Company Shares held or controlled by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101) voted on the resolution in person or by proxy at the Company Meeting; “Authorization” means, with respect to any Person, any authorization, Order, permit, approval, grant, licence, concession, registration, consent, right, notification, condition, franchise, privilege, certificate, judgement, writ, injunction, award, determination, direction decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity having jurisdiction over the Person; “Breaching Party” has the meaning ascribed thereto in Section 7.2(b); “Business” means the mineral exploration and development business of the Company as presently conducted; “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Montréal (Québec), Toronto (Ontario) or Johannesburg (South Africa); “Canadian Securities Laws” means all Canadian securities laws (and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Securities Regulators) applicable to the Company, and all rules and policies of the TSX; - 4 - “Commissioner” means the Commissioner of Competition appointed under section 7(1) of the Competition Act or any Person authorized to exercise the powers and perform the duties of the Commissioner of Competition; “Company Board” means the board of directors of the Company as the same is constituted from time to time; “Company Board Recommendation” has the meaning ascribed thereto in Section 2.4(c); “Company Change in Recommendation” has the meaning ascribed thereto in Section 7.2(a)(iii)(A); “Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time; “Company Disclosure Letter” means the disclosure letter dated the date of this Agreement executed and delivered by the Company to the Purchaser in connection with the execution of this Agreement; “Company Employees” means the employees of the Company; “Company Intellectual Property” has the meaning set out in Section 3.1(w)(i); “Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution; “Company Public Documents” means all forms, reports, schedules, statements and other documents which are publicly filed by the Company on SEDAR+ whether or not pursuant to Canadian Securities Laws; “Company Securityholders” means the Company Shareholders and the holders of DSUs, Options and RSUs; “Company Shareholder Approval” means the approval of the Arrangement Resolution by the Company Shareholders at the Company Meeting in accordance with Section 2.2(b); “Company Shareholders” means the registered and/or beneficial holders of Company Shares; “Company Shares” means the common shares in the authorized share capital of the Company; “Company Termination Payment” has the meaning ascribed thereto in Section 7.3(b); “Company Termination Payment Event” has the meaning ascribed thereto in Section 7.3(c); “Company Warrants” means warrants to purchase Company Shares; “Competition Act” means the Competition Act (Canada) and the regulations enacted thereunder; - 5 - “Competition Act Approval” means, in respect of the transactions contemplated by this Agreement, either: (i) the Commissioner shall have issued an ARC and that ARC shall not have been amended or rescinded prior to the Effective Date; or (ii) both of (A) the applicable waiting periods under subsection 123 of the Competition Act shall have expired or been waived or the obligation to notify and supply information in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act and (B) the Commissioner shall have delivered a No Action Letter; “Confidentiality Agreement” means the confidentiality agreement between the Company and the Purchaser dated May 31, 2024; “Consideration” means $4.90 per Company Share; “Contract” means any written or oral contract, agreement, license, franchise, lease, sublease, arrangement, commitment, engagement, undertaking, joint venture, partnership or other right or obligation to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject; “Conversion Notice” has the meaning ascribed thereto in Section 2.10(a); “Convertible Securities” means any agreement, option, warrant, right or other security or conversion privilege issued or granted by the Company that is exercisable or convertible into, or exchangeable for, or otherwise carries the right of the holder to purchase or otherwise acquire Company Shares, including pursuant to one or more multiple exercises, conversions and/or exchanges; “Court” means the Ontario Superior Court of Justice (Commercial List) or other competent court, as applicable; “Debentures” means the 4.75% convertible senior unsecured debenture bearing a principal amount of $154,000,000 held by 1335088 B.C. Ltd., a wholly-owned subsidiary of Northern Star Resources Ltd.; “Debenture Certificate” means the certificate no: CD-2021-001 representing the Debentures issued on December 1, 2021; “Debenture Purchaser Loan” has the meaning ascribed thereto in Section 2.10(b); “Default Redemption” has the meaning ascribed thereto in Section 2.10(b); “Depositary” means TMX Equity Transfer Services, or such other Person as the Company may appoint to act as depositary in relation to the Arrangement, with the approval of the Purchaser, acting reasonably; “Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement; “DSU” means a deferred share unit of the Company granted under the Legacy DSU Plan or the Omnibus Incentive Plan, which are, at such time, outstanding and unexercised, whether or not vested or unvested;

- 6 - “Effective Date” means the date on which the Arrangement becomes effective, as set out in Section 2.7; “Effective Time” has the meaning ascribed thereto in the Plan of Arrangement; “Employee Plan” means any employee benefit, welfare, pension, retirement, profit sharing, equity or phantom-equity compensation, health or other medical, dental, life, disability or other insurance plan, program, agreement or arrangement maintained by the Company for the benefit of any of the Company’s employees or consultants, other than Statutory Plans; “Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, title retention agreement, security interest of any nature, adverse interest, adverse claim, exception, reservation, servitude, right of occupation, any matter capable of registration against title, option, right of pre- emption, privilege, other third-party interest or any Contract to create any of the foregoing and shall exclude all Permitted Encumbrance; “Environment” includes the air, surface water, groundwater, body of water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms and the environment or natural environment as defined in any Environmental Law and “Environmental” will have a similar extended meaning; “Environmental Laws” means all applicable Laws relating to the protection or quality of the Environment, natural resources, human health and safety, Hazardous Substances, the assessment of Environmental and social impacts or the rehabilitation, reclamation, restoration and closure of lands used in connection with the Business; “Fairness Opinions” has the meaning ascribed thereto in Section 3.1(ss); “Final Order” means the final order of the Court in a form acceptable to the Purchaser and the Company, each acting reasonably, pursuant to Section 182(5) of the OBCA approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of both the Purchaser and the Company, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both the Purchaser and the Company, each acting reasonably); “Financial Statements” means the audited financial statements of the Company as at and for the years ended December 31, 2023 and 2022, including the notes thereto, together with the auditor’s report thereon and the unaudited interim financial statements as at and for the three and six month periods ended June 30, 2024 and 2023, including the notes thereto; “Framework Agreement” means the framework agreement entered into between the Company, the Purchaser, the Parent, the Partnership and 1000516419 Ontario Inc. dated May 2, 2023; “Governmental Entity” means: (i) any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, quasi-government, administrative, judicial or regulatory authority (including any securities regulatory authorities), agency, minister or ministry, board, body, bureau, commission (including any securities commission), - 7 - instrumentality court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing; (ii) any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court; (iii) any stock exchange; or (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing entities established to perform a duty or function on its behalf; “Government Official” means any person qualifying as a public official or public employee under the Laws of the Province of Ontario, the Province of Québec or the federal Laws of Canada or any other relevant jurisdiction including (i) a person holding an official position, such as an employee, officer or director, with any Governmental Entity or state-owned or controlled enterprise; (ii) any individual “acting in an official capacity”, such as a delegation of authority, from a Governmental Entity to carry out official responsibilities; and (iii) an official of a public international organization such as the United Nations, the World Bank, the International Monetary Fund, or regional development banks; “Hazardous Substance” means any substance, material or waste that is defined, judicially interpreted or identified in, or regulated, listed or prohibited by Environmental Laws, including “pollutants”, “contaminants”, “deleterious substances”, “dangerous goods”, and “residual materials” as each such term is defined pursuant to Environmental Laws, and hazardous or industrial toxic wastes or substances, tailings, wasterock, radioactive materials, flammable substances, explosives, reagents, petroleum and petroleum products, polychlorinated biphenyls, chlorinated solvents and asbestos; “IFRS” means generally accepted accounting principles in Canada from time to time including, for the avoidance of doubt, the standards prescribed in Part I of the CPA Canada Handbook - Accounting (International Financial Reporting Standards) as the same may be amended, supplemented or replaced from time to time; “including” means including without limitation, and “include” and “includes” have a corresponding meaning; “Indigenous Group” means any Indian or Indian Band (as those terms are defined in the Indian Act (Canada)), First Nation person or people, Inuit person or people, Métis person or people, Aboriginal person or people, native person or people, indigenous person or people, any person or group asserting or otherwise claiming an Aboriginal or treaty right, including Aboriginal title, or any other Aboriginal interest, and any person or group representing, or purporting to represent, any of the foregoing; “Intellectual Property Rights” means: (i) any and all proprietary rights anywhere in the world provided under (A) patent law, (B) copyright law (including moral rights), (C) trademark law, (D) design patent or industrial design law, (E) semi-conductor chip or mask work or integrated circuit topography law or (F) any other statutory provision or common law principle, including trade secret law, that may provide a right in either hardware, software, content, documentation, confidential information, trademarks, ideas, formulae, algorithms, concepts, inventions, processes or know- - 8 - how generally, or the expression or use of such hardware, software, content, documentation, confidential information, trademarks, ideas, formulae, algorithms, concepts, inventions, processes or know-how; (ii) any and all applications, registrations, licences, sub-licences, franchises, agreements or any other evidence of a right in any of the foregoing; and (iii) any and all licences and waivers and benefits of waivers of the intellectual property rights set out in paragraphs (i) or (ii) above; “Investment Canada Act” means the Investment Canada Act (Canada); “Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to the OBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, modified, supplemented or varied by the Court (with the consent of the Company and the Purchaser, each acting reasonably); “Law” means, with respect to any Person, any applicable law (including common law), by-law, statute, rule, regulation, principle of law and equity, order, ruling, ordinance, judgment, injunction, determination, award, decree or other legally binding requirement, whether domestic or foreign, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Canadian Securities Laws; “Legacy DSU Plan” means the legacy deferred share unit plan which was adopted by the Company Shareholders on June 8, 2017 “Legacy Option Plan” means the legacy option plan which was initially adopted by the Company Board on June 1, 2011 and adopted by the Company Shareholders on June 25, 2015, as amended on June 29, 2018; “Legacy RSU Plan” means the legacy restricted share unit plan which was adopted by the Company Shareholders on June 8, 2017; “Letter of Transmittal” means the letter of transmittal to be sent to the registered shareholders of the Company for use in connection with the Arrangement; “Manager” means 1000516419 Ontario Inc., a corporation existing under the OBCA; “Material Adverse Change” means any change, effect, event, occurrence or state of facts that, individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, is, or would reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), obligations (whether absolute, accrued, conditional or otherwise), capitalization, businesses, operations or results of operations of the Company and the Partnership, taken as a whole, whether before or after giving effect to the transactions contemplated by this Agreement, except any change, effect, event, occurrence or state of facts resulting from, relating to or arising in connection with: (i) the execution, announcement and pendency of this Agreement or the transactions contemplated pursuant to the Plan of Arrangement; (ii) any changes in the general political, economic or financial conditions or in credit, banking, currency, commodities or capital markets generally; - 9 - (iii) any changes in applicable Laws (including Laws relating to Taxes) or in the interpretation, application or non-application of Laws by Governmental Entities and not specifically relating to that Person, taken as a whole; (iv) any change in the mining industry in general, including any change in the price of gold on a current or forward basis; (v) a change in the market trading price or trading volume of securities of the Company (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Change has occurred); (vi) any change in applicable generally accepted accounting principles, including IFRS; (vii) any climatic or other natural events or conditions, including any natural disaster, or human- made disaster or any calamity, national or international; (viii) any epidemic, pandemic or outbreak of illness or other health crisis or public health event, or the material worsening of any of the foregoing; (ix) the commencement or continuation of any act of war, armed hostilities or acts of terrorism; or (x) compliance with the terms of this Agreement or actions or inactions of the Company to which the Purchaser has expressly consented in writing; provided that, in the case of a change, effect, event, occurrence or state of facts referred to in clause (ii), (iii), (iv), (vi), (vii), (viii), or (ix) above, such change, effect, event, occurrence or state of facts does not disproportionately adversely affect the Company and the Partnership, taken as a whole, compared to other companies of similar size operating in the industry and geography in which the Company and the Partnership operate; “Material Contract” means each material Contract of the Company set out in Schedule 1.1 to the Company Disclosure Letter, and any other Contract, commitment, agreement (written or oral), instrument, lease or other document or arrangement to which the Company is a party or by which its properties or assets are otherwise bound, and which is (x) material to the Company, taken as a whole, or (y) material to the Material Properties; “Material Projects” means, collectively, the Windfall Project, the Urban Barry Project and the Quévillon Project; “Material Properties” means, collectively, the Windfall Property, the Urban Barry Property and the Quévillon Property; “MI 61-101” means Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions; “Mining Rights” means mining rights, exploration licenses, mining claims, mining leases, mining concessions, leases to mine minerals, surface deposit rights, and other forms of mineral or land tenures, whether contractual, statutory or other held by the Company;

- 10 - “Mining Operations” means every kind of work done on or in respect of a property, whether on exploration, development or mining, closure or remediation, and includes, without limitation, carrying out, or causing to be carried out, the work of assessment, line cutting, geophysical, geochemical and geological surveys, library research, data compilation, report preparation, studies and mapping, assaying and metallurgical testing, drilling, designing, examining, equipping, improving, surveying, trenching, shaft-sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals or mining rights and keeping the same in good standing and renewing same, and doing all other work usually considered to be assessment, prospecting, exploration, development, pre-production, construction, mining or reclamation work. “misrepresentation” has the meaning ascribed thereto in the Securities Act; “MTA” means the Mining Tax Act (Quebec); “NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects; “NI 45-106” means National Instrument 45-106 Prospectus Exemptions; “No Action Letter” means a letter from the Commissioner confirming in writing that he does not, at that time, intend to make an application under section 92 of the Competition Act for an order in respect of the transactions contemplated by this Agreement; “OBCA” means the Business Corporations Act (Ontario), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time; “Omnibus Incentive Plan” means the omnibus incentive plan of the Company which was adopted by the Company Shareholders on May 29, 2023; “Options” means options to acquire Company Shares granted under the Legacy Option Plan or the Omnibus Incentive Plan, which are, at such time, outstanding and unexercised, whether or not vested or unvested; “Order” means any judicial, arbitral, administrative, ministerial, departmental or regulatory judgment, injunction, order, decision, ruling, determination, notice, award, or decree of any Governmental Entity (in each case, whether temporary, preliminary or permanent); “Ordinary Course” means, with respect to an action taken by the Company that such action is consistent with the past practices of the Company, and is taken in the ordinary course of the normal day-to-day operations of the business of the Company; “Outside Date” means December 16, 2024, or such later date as may be agreed to in writing by the Parties; “Parties” means the Company and the Purchaser and “Party” means any one of them, as the context requires; “Partnership” means the general partnership formed pursuant to the laws of the Province of Ontario on April 26, 2023 and governed by the terms of the Partnership Agreement; - 11 - “Partnership Agreement” means the second amended and restated general partnership agreement dated May 2, 2023 among the Company, the Purchaser (then named 1000516306 Ontario Inc.), the Parent, and the Manager; “Permit” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing, notice or similar requirement of, issued by, from or to, or other act by or in respect of, any Governmental Entity together with any present or future renewal, extension, modification, substitution, amalgamation, succession, conversion, lease replacement, renaming or variation thereof (or the mineral claims represented thereby) including exploitation or exploration permits or other licenses or additional acquired interests that derive directly from those permits or other licenses (or the mineral claims represented thereby) and any licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws; “Permitted Encumbrances” means any of the following: (i) exceptions and reservations contained in the original Crown grant or contained in any other grant or disposition from the Crown and the usual statutory exceptions and reservations to title; (ii) all applicable Laws; (iii) any right of expropriation vested in any governmental or public body or authority; (iv) Encumbrances for Taxes or charges for electricity, power, gas, water and other services and utilities in connection with the relevant Material Properties and Real Properties that, in each case, are not yet due and owing; (v) all applicable development, subdivision, use and site plan agreements, or similar agreements, that are registered on title, provided that the same are complied with insofar as they affect or relate to the relevant Material Properties and Real Property and provided that no such agreement materially interferes with the present use or impairs the value of the relevant Material Properties and Real Property provided all securities posted under such agreements have been released (or if not released by the Effective Date, will be the Company’s sole responsibility to have released after the Effective Date); (vi) all servitudes, right of way, licenses, encroachments or adverse interests affecting the Material Properties and Real Property, including servitudes or reserves regarding Mining Rights, and including any unregistered servitudes or rights of way which affect the land, including but not limited to the right of public utilities to occupy a part of the property to install any circuits, poles and necessary equipment required for the connection or the network, in each case that do not materially impair the present use or value of the relevant Material Properties and Real Property; (vii) encroachments, title defects, irregularities and other matters disclosed by any survey or certificate of location made available to the Purchaser by the Company or which would be disclosed by an up-to-date survey or certificate of location, which do not materially impair the present use or value of the relevant Material Properties and Real Property provided such easements or a servitude have been complied with; - 12 - (viii) any legal hypothec or lien in favour of architects, engineers, suppliers of material, workmen and contractors or sub-contractors which might result from construction on each Material Property, provided appropriate adjustment or other arrangement in connection therewith has been agreed to between the Company and the Purchaser; (ix) any Encumbrances filed by or at the request of the Purchaser or which are otherwise expressly approved by the Purchaser in writing; (x) all rights reserved to or vested in any Governmental Entity by the terms of any lease, licence, franchise, grant or permit or by any statutory provision to terminate any such lease, licence, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets in the event of failure to make such annual or other periodic payments; and (xi) the instruments and encumbrances registered on title to the relevant Material Properties and Real Property as of the Effective Date. “Person” includes an individual, general partnership, limited partnership, corporation, company, limited liability company, body corporate, joint venture, unincorporated organization, other form of business organization, trust, trustee, executor, administrator or other legal representative; “Person of Concern” means: (i) a Government Official; (ii) a political party, an official of a political party (including any member of an advisory council or executive council of a political party), or a candidate for political office; (iii) an immediate family member, such as a parent, spouse, sibling, or child of a Person in category (i) or (ii); or (iv) an agent or intermediary of any Person in the foregoing categories; “Plan of Arrangement” means the plan of arrangement of the Company, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with this Agreement and the Plan of Arrangement or upon the direction of the Court (with the prior written consent of the Company and the Purchaser, each acting reasonably) in the Final Order; “Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.6(a); “Proceeding” means any suit, claim, action, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, any court or other Governmental Entity; “Proposed Agreement” has the meaning ascribed thereto in Section 5.3(h); “QTA” means the Taxation Act (Quebec) “Quévillon Project” means the conducting of Mining Operations on the Quévillon Property to ascertain the existence, location, quantity, characteristics, quality or commercial value of deposits of minerals and evaluate the possibilities for and, if justified, engage in, the development of such property; “Quévillon Property” means the lands, territories and areas that are subject to the Mining Rights listed in Part IV (Quévillon Property) of Schedule A to the Framework Agreement or to any present and future real property, leased property, mining rights, exploration licenses, mining claims, - 13 - mining leases, mining concessions, leases to mine minerals and other forms of mineral or land tenures, whether contractual, statutory or other, held by the Company or any of its affiliates for the purposes of the Quévillon Project, which are, for greater certainty, subject to the terms of the Windfall Agreements; “Real Property” means all real and immovable properties, rights, title and interest held now or in the future by the Company in connection with the Material Projects, whether contractual, statutory or otherwise, including any access rights, leases, rights of way, occupancy rights, surface rights, servitudes, superficies rights, buildings, structures, fixtures and other real or immovable property, but excluding any Mining Rights; “Redemption Notice Period” has the meaning ascribed thereto in Section 2.10(b); “Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities required in relation to or which Governmental Entities can make applicable to, the transactions contemplated by this Agreement, including the Competition Act Approval; “Related Party” has the meaning ascribed thereto in MI 61-101; “Representatives” has the meaning ascribed thereto under Section 5.3(a); “Response Period” has the meaning ascribed thereto under Section 5.3(h)(v); “RSU” means a restricted share unit of the Company granted under the Legacy RSU Plan or the Omnibus Incentive Plan, which are, at such time, outstanding and unexercised, whether or not vested or unvested; “SARB Approval” means the approval, statement of no objection or equivalent decision or statement of the South African Reserve Bank, in accordance with the exchange control regulations of the Republic of South Africa, with respect to the acquisition by the Purchaser of all of the issued Company Shares in accordance with the Arrangement; “Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder; “Securities Regulators” means, collectively, the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada; “SEDAR+” means the System for Electronic Data Analysis and Retrieval +; “Special Committee” means the special committee of the Company Board, which was constituted to consider, among other things, the Arrangement; “Statutory Plans” means statutory benefit plans which the Company is required to participate in or comply with, including any benefit plan administered by any federal, provincial or state Governmental Entity and any benefit plans administered pursuant to applicable health, Tax, workplace safety insurance, and employment insurance Laws;

- 14 - “Subsidiary” has the meaning ascribed thereto in NI 45-106, in force as of the date of this Agreement; “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal from an arm’s length third party to acquire not less than all of the Company Shares (other than Company Shares beneficially owned by the Person making such Acquisition Proposal) or all or substantially all of the assets of the Company on a consolidated basis that: (i) did not result from or involve a breach of this Agreement or any agreement between the Person making such Acquisition Proposal and the Company; (ii) complies with all applicable Laws; (iii) is not subject to a financing condition or contingency and in respect of which the Company Board have determined in good faith (after consultation with their financial advisors) is fully funded or that adequate arrangements have been made to ensure that the required funds or other consideration will be available to complete such Acquisition Proposal; (iv) is not subject to any due diligence or access condition; and (v) the Company Board, in respect of such Acquisition Proposal, have determined in good faith (after consultation with their financial advisors and outside legal counsel) (A) is reasonably capable of completion without undue delay taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; (B) would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable, from a financial point of view, to the Company Shareholders than the Arrangement (taking into consideration any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.3(i)); and (C) that failure to recommend such Acquisition Proposal to the Company Shareholders would be inconsistent with the fiduciary duties of the Board of Directors under applicable Law; “Superior Proposal Notice” has the meaning ascribed thereto in Section 5.3(h)(iii); “Supporting Shareholders” means certain directors and senior officers of the Company, and Company Shareholders who have entered into Voting Agreements; “Tax” or “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, mining taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including taxes relating to the transfer of interests in Real Property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, excise, severance, social security, government pension plan premiums and contributions, workers’ compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any Tax indemnity obligations, and any interest, penalties or additional amounts imposed by any taxing authority - 15 - (domestic or foreign), and any interest, penalties, additional taxes and additions to tax imposed with respect to any of the foregoing, in each case whether disputed or not; “Tax Act” means the Income Tax Act (Canada); “Tax Returns” means any return, report, declaration, designation, election, notice, filing, form, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax; “Terminating Party” has the meaning ascribed thereto in Section 7.2(b); “Termination Notice” has the meaning ascribed thereto in Section 7.2(b); “Third Party Beneficiaries” has the meaning ascribed thereto in Section 8.10; “Urban Barry Project” means the conducting of Mining Operations on the Urban Barry Property to ascertain the existence, location, quantity, characteristics, quality or commercial value of deposits of minerals and evaluate the possibilities for and, if justified, engage in, the development of such property. “Urban Barry Property” means the lands, territories and areas that are subject to the Mining Rights listed in Part III (Urban Barry Property) in Schedule A to the Framework Agreement, or to any present and future real property, leased property, mining rights, exploration licenses, mining claims, mining leases, mining concessions, leases to mine minerals and other forms of mineral or land tenures, whether contractual, statutory or other, held by the Company or any of its affiliates for the purposes of the Urban Barry Project, which are, for greater certainty, subject to the terms of the Windfall Agreements; “TSX” means the Toronto Stock Exchange or any successor thereto; “Voting Agreements” means the voting agreements dated the date hereof and made among the Purchaser and the Supporting Shareholders setting forth the terms and conditions on which the Supporting Shareholders have agreed to vote their Company Shares in favour of the Arrangement Resolution; “Windfall Agreements” means, collectively, the Framework Agreement, the Partnership Agreement, the Windfall Shareholder Agreement and ancillary agreements thereto; “Windfall Feasibility Study” means the technical report entitled “Feasibility Study for the Windfall Project, Eeyou Istchee James Bay, Québec, Canada” dated January 10, 2023 (with an effective date of November 25, 2022) prepared for the Company in respect to the Windfall Project; “Windfall Project” means the exploration, development, mining, operation, closure, and remediation of the Windfall Property, as described in the Windfall Feasibility Study, and any other Mining Operations carried out in connection with the Windfall Property; “Windfall Property” means the lands, territories and areas that are subject to the Mining Rights listed in Part II (Windfall Property) of Schedule A to the Framework Agreement or any present and future real property, leased property, mining rights, exploration licenses, mining claims, - 16 - mining leases, mining concessions, leases to mine minerals and other forms of mineral or land tenures, whether contractual, statutory or other, held by the Company or any of its affiliates for the purposes of the Windfall Project, which are, for greater certainty, subject to the terms of the Windfall Agreements; and “Windfall Shareholder Agreement” means the shareholder agreement entered into between the Company, the Purchaser, the Parent and 1000516419 Ontario Inc. dated May 2, 2023. 1.2 Interpretation Not Affected by Headings The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement. 1.3 Number and Gender In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders. 1.4 Computation of Time If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. 1.5 Time References In this Agreement, unless otherwise expressly provided or unless the contrary intention appears, references to time are to local time in Toronto, Ontario. 1.6 Currency Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars. 1.7 Accounting Matters Unless otherwise stated, all accounting terms used in this Agreement in respect of the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature in respect of the Company required to be made shall be made in accordance with IFRS consistently applied. 1.8 Knowledge Where any representation or warranty is expressly qualified by reference to knowledge of the Company, it is deemed to refer to the knowledge of the Chief Executive Officer; the President; the Chief Financial Officer; and the Chief Operating Officer, after due inquiry, but, in each case, without the requirement to make any inquiries of third parties or any Governmental Entity or to - 17 - perform any search of any public registry office or system (and each such individual will be deemed to have “knowledge” of a particular fact or other matter if: (a) that individual is actually aware of that fact or matter; or (b) that fact or matter comes to the attention of that individual under circumstances in which a reasonable Person would take cognizance of it). 1.9 Statutes In this Agreement, any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise. 1.10 Capitalized Terms Unless otherwise expressly provided therein, all capitalized terms used in any Schedule or in the Company Disclosure Letter have the meanings ascribed to them in this Agreement. 1.11 Schedules The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof: Schedule A - Form of Plan of Arrangement Schedule B - Form of Arrangement Resolution ARTICLE 2 THE ARRANGEMENT 2.1 Arrangement The Company and the Purchaser agree that the Arrangement will be implemented in accordance with the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement. 2.2 Interim Order As soon as reasonably practicable following the execution of this Agreement, but in any event no later than September 6, 2024, the Company shall apply to the Court in a manner acceptable to the Purchaser, acting reasonably, pursuant to Section 182 of the OBCA and prepare, file and diligently pursue an application to the Court for the Interim Order, which shall provide, among other things: (a) for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided; (b) that the requisite approval for the Arrangement Resolution shall be (i) at least 662/3% of the votes cast on the Arrangement Resolution by the Company Shareholders present or represented by proxy at the Company Meeting, and (ii) a majority of the votes cast on the Arrangement Resolution by the Company Shareholders present or represented by proxy at the Company Meeting, excluding

- 18 - for this purpose the votes cast in respect of Company Shares held or controlled by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101; (c) that the Company Meeting may be adjourned or postponed from time to time by the Company Board, in circumstances contemplated by this Agreement or as otherwise agreed to in writing by the Parties, without the need for additional approval of the Court; (d) confirmation of the record date for the purposes of determining the Company Shareholders entitled to receive meeting materials and vote at the Company Meeting; (e) that the record date for the Company Shareholders entitled to notice of and to vote at the Company Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Meeting; (f) that, in all other respects, other than as ordered by the Court, the terms, conditions and restrictions of the constating documents of the Company, including quorum requirements and other matters, shall apply in respect of the Company Meeting; (g) for the grant of the Dissent Rights to registered holders of Company Shares as set forth in the Plan of Arrangement; (h) for the notice requirements with respect to the presentation of the application to the Court for the Final Order; (i) that the deadline for the submission of proxies by Company Shareholders for the Company Meeting shall be 48 hours (excluding Saturdays, Sundays and statutory holidays in Toronto, Ontario) prior to the Company Meeting, subject to waiver by the Company in accordance with the terms of this Agreement; and (j) for such other matters as the Purchaser or the Company may reasonably require, subject to obtaining the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed. 2.3 Company Meeting Subject to the terms of this Agreement and (except in respect of Section 2.3(b)) receipt of the Interim Order, the Company shall: (a) duly call, give notice of, convene and conduct the Company Meeting in accordance with its constating documents, the Interim Order and applicable Laws, as soon as reasonably practicable, and in any event on or before October 25, 2024, subject to adjournment to the extent required pursuant to Section 2.3(d); (b) in consultation with the Purchaser, fix and publish a record date for the purposes of determining the Company Shareholders entitled to receive notice of and vote at the Company Meeting and give notice to the Purchaser of the Company Meeting; (c) allow the Purchaser’s representatives and legal counsel to attend the Company Meeting; - 19 - (d) not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting without the Purchaser’s prior written consent, except: (i) as required for quorum purposes (in which case the Company Meeting shall be adjourned and not cancelled), by Law, by a Governmental Entity or by a valid Company Shareholder action (which action is not solicited or proposed by the Company or the Company Board); (ii) as expressly permitted under Section 5.3(l); or (iii) for an adjournments of not more than 10 Business Days in the aggregate for the purposes of attempting to solicit proxies to obtain the Company Shareholder Approval; (e) use commercially reasonable efforts to solicit proxies in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by the Purchaser, promptly reaffirm the Company Board Recommendation by news release and, at the expense of the Purchaser, use the services of proxy solicitation firms mutually agreed to by the Purchaser and the Company to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution; provided, however, that the Company will not be required to continue to solicit proxies if there has been a Company Change in Recommendation; (f) provide the Purchaser with copies of or access to, information regarding the Company Meeting generated by any proxy solicitation services firm engaged by the Company, as reasonably requested from time to time by the Purchaser; (g) promptly advise the Purchaser as frequently as the Purchaser may reasonably request, and at least on a daily basis on each of the last 10 Business Days prior to the date of the Company Meeting, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution and any other information relating to the proxies or Company Meeting reasonably requested by the Purchaser, including if any beneficial Company Shareholder appoints itself as a proxy holder for the purposes of the Company Meeting; (h) promptly advise the Purchaser of any written or oral communication from any Company Shareholder in opposition to the Arrangement, written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement and any withdrawal of Dissent Rights received by the Company and any written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement; (i) provide the Purchaser with an opportunity to review and comment on any written communication sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights and not make any payment or - 20 - settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of the Purchaser; (j) not change the record date for the Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or the Interim Order, or with the Purchaser’s prior written consent; (k) not, without the prior written consent of the Purchaser, waive the deadline for the submission of proxies by Company Shareholders for the Company Meeting; and (l) at the reasonable request of the Purchaser from time to time, promptly provide the Purchaser with a list (in both written and electronic form) of: (i) the registered Company Shareholders, together with their addresses and respective holdings of Company Shares; (ii) the names and addresses (to the extent in the Company’s possession or otherwise reasonably obtainable by the Company) and holdings of all Persons holding Convertible Securities or otherwise having rights issued by the Company to acquire Company Shares; and (iii) participants in book-based systems and non-objecting beneficial owners of Company Shares, together with their addresses and respective holdings of Company Shares. The Company shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of the Company Shareholders and lists of holdings and other assistance as the Purchaser may reasonably request. 2.4 Company Circular (a) Subject to the Purchaser’s compliance with Section 2.4(d), the Company shall (i) as promptly as reasonably practicable following execution of this Agreement, prepare the Company Circular together with any other documents required by applicable Laws in connection with the Company Meeting and (ii) as promptly as reasonably practicable after obtaining the Interim Order, file the Company Circular and such other documents in all jurisdictions where the same is required to be filed and mail the Company Circular to each Company Shareholder and any other Person as required under applicable Laws and by the Interim Order, in each case, using commercially reasonable efforts so as to permit the Company Meeting to be held by the date specified in Section 2.3(a). (b) On the date of mailing thereof, the Company shall ensure that the Company Circular complies in all material respects with all applicable Laws and the Interim Order and contains sufficient detail to permit the Company Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Company Meeting, and, without limiting the generality of the foregoing, shall ensure that the Company Circular does not contain any misrepresentation (except that the Company shall not be responsible for any information included in the Company Circular that was furnished by or on behalf of the Purchaser and its affiliates expressly for inclusion in the Company Circular pursuant to Section 2.4(d)). (c) The Company Circular shall, among other things, include: (i) a copy of each of the Fairness Opinions; (ii) a statement that the Special Committee has received the - 21 - relevant Fairness Opinion(s) and has unanimously recommended that the Company Board approve this Agreement and recommend to Company Shareholders they vote in favour of the Arrangement Resolution; (ii) a statement that the Company Board has received the relevant Fairness Opinion(s), and have unanimously determined, after receiving legal and financial advice, that (A) the Consideration is fair to the Company Shareholders, (B) the Arrangement is in the best interests of the Company, and (C) the Company Board unanimously recommend that the Company Shareholders vote in favour of the Arrangement Resolution (the “Company Board Recommendation”) and the rationale for that recommendation; (iii) statements that each of the Supporting Shareholders has signed a Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares in favour of the Arrangement Resolution and against any resolutions submitted by any Company Shareholder that is inconsistent with the Arrangement; and (iv) information on how Company Shareholders and proxyholders can vote at the Company Meeting. (d) The Purchaser shall provide the Company, on a timely basis, with all information regarding the Purchaser and its affiliates as reasonably requested by the Company or required under applicable Laws for inclusion in the Company Circular or in any amendments or supplements to the Company Circular. The Purchaser shall ensure that such information provided does not include any misrepresentation. The Company shall also use its commercially reasonable efforts to obtain any necessary consents from its auditors and any other advisors to the use of any financial, technical or other expert information required to be included (including through incorporation by reference) in the Company Circular and to the identification in the Company Circular of each such advisor. (e) The Purchaser and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of the Company Circular and related documents (and any amendments or supplements thereto) prior to the Company Circular (and any amendment or supplements thereto) being printed and filed with any Governmental Entity, and reasonable consideration shall be given to any comments made by the Purchaser and its legal counsel, provided that all information describing this Agreement and the Plan of Arrangement and any information relating to the Purchaser and its affiliates included in the Company Circular (and any amendments or supplements thereto) shall be in form and content approved in writing by the Purchaser, acting reasonably, and for greater certainty the Company Circular (and any amendment or supplements thereto) shall not be printed or filed with any Governmental Entity without such approval. The Company shall provide the Purchaser with final copies of the Company Circular (and any amendment or supplements thereto) prior to the mailing to the Company Shareholders. (f) The Purchaser shall indemnify and save harmless the Company and its Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which the Company or any of its Representatives may be subject or which the Company or any of its Representatives may suffer as a result of, or arising from, any misrepresentation contained in any information included in the Company Circular that was furnished by the Purchaser, its affiliates and their respective Representatives acting on their behalf, in writing, for inclusion

- 22 - in the Company Circular and such information was accurately reflected in the Company Circular by the Company. (g) The Company and the Purchaser shall each promptly notify the other if at any time before the Effective Date either becomes aware that the Company Circular contains a misrepresentation, or otherwise requires an amendment or supplement and the Parties shall co-operate in the preparation of any amendment or supplement to the Company Circular as required or appropriate, and the Company shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Company Circular to the Company Shareholders and, if required by the Court or applicable Laws, file the same with any Governmental Entity and as otherwise required. (h) The Company shall promptly notify the Purchaser upon the receipt of any correspondence, whether written or oral, from any Securities Regulators or the staff of a Securities Regulator with respect to the Company Circular, or any request from any Securities Regulators or the staff of a Securities Regulator for information related to the Company Circular or the Company Meeting or amendments or supplements to the Company Circular, and shall promptly provide the Purchaser with copies of all correspondence between the Company and its Representatives, on the one hand, and the Securities Regulators or the staff of a Securities Regulator, on the other hand. The Company shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any correspondence or inquiry from any Securities Regulators with respect to the Company Circular, and the Company shall consult with the Purchaser and its counsel prior to submitting to the Securities Regulators any response to any such correspondence or inquiry. In connection with responding to any correspondence or inquiry of any Securities Regulators, the Company shall provide the Purchaser and its counsel a reasonable opportunity to review and comment on such documents and responses, and the Company will incorporate any reasonable comments of the Purchaser and/or its counsel prior to such submission. 2.5 Final Order If: (a) the Interim Order is obtained; and (b) the Company Shareholder Approval is obtained as provided for in the Interim Order and as required by applicable Law, subject to the terms of this Agreement, the Company shall take all steps necessary or desirable to submit the Arrangement to the Court as soon as reasonably practicable and in any event not later than five Business Days after the Company Shareholder Approval is obtained, and to diligently pursue an application for the Final Order pursuant to Section 182 of the OBCA. 2.6 Court Proceedings Subject to the terms of this Agreement, the Purchaser shall cooperate with and assist the Company in seeking the Interim Order and the Final Order, including by providing to the Company, on a timely basis, any information reasonably required to be supplied by the Purchaser in connection therewith. The Company shall provide the Purchaser’s legal counsel with reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement and will give reasonable consideration to all such comments. Subject to applicable Law, the Company shall not file any material with the Court in connection with the Arrangement or serve any such material, and shall not agree to modify or amend - 23 - materials so filed or served, except as contemplated by this Section 2.6 or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, nothing herein shall require the Purchaser to agree or consent to any increase in or variation in the form of Consideration or other modification or amendment to such filed or served materials that expand or increase the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Purchaser’s legal counsel on a timely basis, copies of any notice of appearance, evidence or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company shall ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company shall not object to the Purchaser’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions with reasonably sufficient time prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. The Company shall also oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Purchaser. 2.7 Arrangement and Effective Date (a) The Company shall file the Articles of Arrangement with the Director to give effect to the Arrangement within three Business Days following the satisfaction or, where not prohibited by Law, the waiver by the applicable Party or Parties in whose favour the condition is, of all conditions set out in Article 6 (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to satisfaction or waiver of such conditions, to the extent they may be waived, on the Effective Date) but in any event no later than the Outside Date, unless such other date is agreed to by the Parties in writing, and the Arrangement shall be effective at the Effective Time on the Effective Date and will have all of the effects provided by applicable Law. (b) The closing of the Arrangement will take place by electronic transmission of documents by 8:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to in writing by the Parties. 2.8 Payment of Consideration and Other Payments (a) The Purchaser will, following receipt of the Final Order by the Company and in any event no later than the Effective Date and prior to the filing by the Company of the Articles of Arrangement in accordance with Section 2.7(a), deposit or cause to be deposited in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient funds to satisfy the aggregate Consideration payable to the Company Shareholders pursuant to - 24 - Section 2.3(g) of the Plan of Arrangement. Such funds shall be held and paid out in accordance with Article 4 of the Plan of Arrangement. (b) The Company will, and the Purchaser acknowledges that (notwithstanding any provisions of this Agreement, including the covenants outlined in Section 5.1) the Company will, following receipt of the Final Order by the Company and in any event no later than the Effective Date and prior to the filing by the Company of the Articles of Arrangement in accordance with Section 2.7(a), deposit or cause to be deposited in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient funds to satisfy: (i) the aggregate payments set forth on Schedule 3.1(cc) of the Company Disclosure Letter, less applicable withholdings, which funds shall be held and paid out forthwith following the Effective Date to the recipients specified in Schedule 3.1(cc) of the Company Disclosure Letter; and (ii) the aggregate consideration payable to the former holders of the Options, RSUs and DSUs pursuant to Section 2.3(a), Section 2.3(b) and Section 2.3(d), respectively, of the Plan of Arrangement, which funds shall be held and paid out in accordance with Article 4 of the Plan of Arrangement. 2.9 Incentive Compensation Plans (a) Each Option, RSU and DSU will be dealt with in accordance with the Plan of Arrangement. The Company will take all reasonable steps required or advisable to give effect to the foregoing. (b) All amounts payable in respect of the Options, RSUs and DSUs pursuant to the Plan of Arrangement shall be paid to the applicable recipient in accordance with the Plan of Arrangement. (c) The Parties acknowledge that no deduction will be claimed in computing the income under the Tax Act of the Company or any Person not dealing at arm’s length with the Company in respect of any payment made pursuant to the Plan of Arrangement in respect of an Option to a holder of Options who is a resident of Canada or who is employed in Canada for purposes of the Tax Act to the extent that the deduction under paragraph 110(1)(d) of the Tax Act would otherwise be available to such holder of Options, and the Company and each applicable Person not dealing at arm’s length with the Company shall: (i) where applicable, make and file an election pursuant to subsection 110(1.1) of the Tax Act and otherwise comply with the requirements of such subsection in respect of the cash payments made in exchange for the surrender or termination of such Options; and (ii) provide evidence in writing of such election as contemplated by the Tax Act, it being understood that holders of Options will be entitled to claim any deductions available to such Persons pursuant to paragraph 110(1)(d) of the Tax Act in respect of the calculation of any benefit arising from the surrender of such Options and that the Company will deduct and withhold Taxes in accordance with the Tax Act (including, for greater certainty, amendments to and/or administrative guidance in respect of the Tax Act that may be released after the date hereof that address withholding obligations arising from the increase in the inclusion rate for individuals from one-half to two-thirds on the portion of capital gains and stock option benefits - 25 - realized in a taxation year that exceed $250,000) from payments to such holders of such Options under the Plan of Arrangement on the basis that such deduction is available. This Section 2.9(b) shall survive the Effective Date and is intended to be for the benefit of, and will be enforceable by, the holders of Options resident or employed in Canada and their respective heirs, executors, administrators and personal representatives and will be binding on the Company and its successors and assigns. 2.10 Treatment of Debentures The Debentures will be treated in accordance with the terms of the Debenture Certificate. (a) In the event that, prior to the Effective Time, either (A) the Purchaser requests that the Company, and the Company is entitled to, exercise its redemption rights under the Debentures in accordance with the terms of the Debenture Certificate, by way of issuance of Company Shares, in connection with the closing of the Arrangement, or (B) the holder of the Debentures exercises its conversion rights in accordance with the terms of the Debenture Certificate by delivering a notice to the Company (a “Conversion Notice”), the Debentures shall be converted into and exchanged for Company Shares prior to the Effective Time and such Company Shares issued on the conversion of the Debentures shall participate in the Arrangement on the same basis as other Company Shares issued and outstanding immediately prior to the Effective Time, and the Purchaser shall include in the amount to be deposited with the Depositary under Section 2.8 of this Agreement and Section 4.1(a)(i) of the Plan of Arrangement the aggregate Consideration required to be paid in respect of the additional Company Shares to be issued in accordance with this Section 2.10(a). (b) In the event that (A) the holder of the Debentures requires the Company to repurchase the Debentures in cash in connection with the closing of the Arrangement in accordance with the terms of the Debenture Certificate, or (B) as at the date that is 10 days prior to the Effective Date (or, if such day is not a Business Day, the Business Day immediately prior to such date), the holder of the Debentures has not delivered a Conversion Notice as contemplated in Section 2.10(a)(B) or otherwise notified the Company that it will require the Company to repurchase the Debenture in cash in accordance with Section 2.10(b)(A) and the Company has not (at the request of the Purchaser) exercised its redemption rights under Section 2.10(a)(A), the Company shall, at the Purchaser’s direction, provide the notification necessary to the holder of the Debentures ten days prior to the Effective Date (the “Redemption Notice Period”) and exercise its redemption rights under the Debentures in accordance with the terms of the Debenture Certificate, by way of a cash payment, in connection with the closing of the Arrangement (the “Default Redemption”). In each case of (A) or (B), provided the holder of the Debentures has not prior to the Effective Date exercised its conversion rights in accordance with the Debenture Certificate, the Purchaser shall, following receipt of the Final Order by the Company and in any event no later than the Effective Date and prior to the filing by the Company of the Articles of Arrangement in accordance with Section 2.7(a), lend to the Company (the “Debenture Purchaser Loan”) an amount equal to the aggregate amount required to redeem or repurchase, as applicable, the Debentures in accordance with their

- 26 - terms. The Debenture Purchaser Loan shall be in a form to be mutually agreed to by the Parties, acting reasonably. (c) For greater certainty, if the Default Redemption is triggered as contemplated in Section 2.10(b)(B) and during the Redemption Notice Period, the holder of the Debentures exercises its conversion rights under the Debentures and delivers a Conversion Notice in accordance with the terms of the Debenture Certificate, the Purchaser shall be bound by Section 2.10(a)(B) and include in the amount to be deposited with the Depositary under Section 2.8 of this Agreement and Section 4.1(a)(i) of the Plan of Arrangement the aggregate Consideration required to be paid in respect of the additional Company Shares to be issued upon the conversion of the Debentures under the Conversion Notice. 2.11 Announcement and Shareholder Communications The Parties shall jointly publicly announce the transactions contemplated hereby promptly following the execution of this Agreement, the text and timing of each such announcement to be approved by the Company and the Purchaser in advance, each acting reasonably. Neither the Company nor the Purchaser shall make any filing with any Governmental Entity or with any stock exchange with respect thereto without prior consultation with the other Party; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any filing or issue any news release required under applicable Laws or stock exchange rules and the Party making such filing shall use all commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity to review or comment on the filing, and if such prior notice is not possible, to give such notice immediately following the making of such filing. For the avoidance of doubt, the foregoing shall not prevent any Party from making internal announcements to its employees so long as such statements and announcements to the extent relating to this Agreement or the Arrangement, are limited in content to that was contained in the most recent news releases, public disclosures or public statements made by the Parties with respect to this Agreement or the Arrangement. Notwithstanding the foregoing, the provisions of this Section 2.9 related to the approval or contents of filings with Governmental Entities will not apply with respect to filings in connection with the Company Circular, the Interim Order or the Final Order which are governed by other Sections of this Agreement. 2.12 Withholding Taxes The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct and withhold, or to direct any Person to deduct and withhold on their behalf, from any Consideration or other amounts otherwise payable or otherwise deliverable to any of the Company Securityholders or any other Person under the Plan of Arrangement or this Agreement such amounts as the Purchaser, the Company or the Depositary, as applicable, determines are required or permitted to be deducted or withheld from such consideration or other amount payable under any provision of any Law in respect of Taxes. Any such amounts that are deducted and withheld from the Consideration or such other amount payable pursuant to the Plan of Arrangement and that are remitted to the relevant Governmental Entity, shall be treated for all purposes under this Agreement as having been paid to the Company Securityholders or other Person to whom such amounts would otherwise have been paid. - 27 - 2.13 Adjustments to Consideration If, between the date of this Agreement and the Effective Time, the Company sets a record date, or otherwise declares, sets aside or pays any dividend or distribution prior to the Effective Time, then: (a) to the extent that the amount of such dividends or distributions per Company Share does not exceed the Consideration, the Consideration shall be reduced by the per Company Share amount of such dividends or distributions and (b) to the extent that the amount of such dividends or distributions per Company Share exceeds the Consideration, the Consideration shall be reduced to zero and such excess amount shall be placed in escrow for the account of the Purchaser or another Person designated by the Purchaser. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY 3.1 Representations and Warranties The Company hereby represents and warrants to the Purchaser and the Parent the representations and warranties set forth in this Section 3.1 as of the date hereof and as of the Effective Date, and acknowledges that the Purchaser and the Parent are relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the transactions contemplated herein: (a) Special Committee and Board Approval. (i) The Special Committee, after, among other things, consultation with its financial and legal advisors, has unanimously recommended to the Company Board that the Company Board approve this Agreement and the Arrangement and recommend that the Company Shareholders vote in favour of the Arrangement Resolution. (ii) The Company Board, upon the unanimous recommendation of the Special Committee and after, among other things, consultation with its financial and legal advisors, has unanimously: (i) determined that the consideration to be received under the Arrangement is fair from a financial point of view to the Company Shareholders (other than the Purchaser, the Parent and their respective affiliates) and that the Arrangement is in the best interests of the Company; (ii) resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution; and (iii) authorized the entering into of this Agreement and the performance by the Company of its obligations hereunder. (b) Organization. The Company is duly organized and is a corporation validly existing and in good standing under the Laws of the Province of Ontario. The Company has full corporate power and capacity to own and lease its property and to carry on the Business. Except as would not, individually or in the aggregate, have a Material Adverse Change, the Company is duly qualified, licensed or registered to carry on business in the jurisdictions in which it carries on business and owns property where so required by the laws of such jurisdictions and is not otherwise precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement, or document. To the knowledge of the Company, no proceeding has been instituted in any such jurisdiction revoking, - 28 - limiting or curtailing, or seeking to revoke, limit or curtail, such power, capacity or qualification. True and complete copies of the constating documents of the Company have been disclosed to the Purchaser and no action has been taken to amend or supersede such documents. (c) Capitalization. (i) The Company is authorized to issue an unlimited number of Company Shares, of which 365,608,280 Company Shares are issued and outstanding as of the date hereof. All of the issued and outstanding Company Shares are fully paid and non-assessable and have been duly and validly authorized and issued. As of the date hereof, there are 12,216,700 Company Shares issuable on the exercise of outstanding Options, 5,660,000 Company Shares issuable on the settlement of outstanding RSUs, 3,162,643 Company Shares issuable on the settlement of outstanding DSUs, 16,130,000 Company Shares issuable on the exercise of outstanding Company Warrants, and 38,500,000 Company Shares issuable on the conversion of the Debentures. No other securities of the Company are issued and outstanding other than the Company Shares referred to in this paragraph 3.1(c)(i) and the Convertible Securities referred to in Schedule 3.1(c)(vi) to the Company Disclosure Letter. The Company has provided to the Purchaser (i) for all of the outstanding Options, a true and complete list setting out the name of each holder of an Option, the number of Options held by such person and the exercise price, date of grant, vesting schedule and expiry date of each such Option, as well as a true and complete copy of the Legacy Option Plan and the Omnibus Incentive Plan and (ii) for all outstanding RSUs and DSUs, a true and complete list setting out the name of each holder of an RSU or DSU and the date of grant and vesting schedule of each RSU and DSU as well as a true and complete copy of the Legacy RSU Plan and the Legacy DSU Plan. (ii) All outstanding Company Shares, and the Company Shares to be issued on the exercise of Options, RSUs and DSUs, have been duly authorized. The outstanding Company Shares are, and the Company Shares to be issued on the exercise of Options, RSUs and DSUs will be when issued, validly issued and outstanding as fully paid and non-assessable shares. (iii) Except as set forth in Schedule 3.1(c)(iii) to the Company Disclosure Letter, there are no outstanding bonds, debentures or other evidence of indebtedness of the Company having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Company Shares on any matter. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding Company Shares or with respect to the voting or disposition of any outstanding securities of the Company. (iv) No holder of securities issued by the Company has any right to compel the Company to register or otherwise qualify securities for public sale in Canada, the United States or elsewhere. - 29 - (v) The rights, privileges, restrictions and conditions attached to the Company Shares are as set out in the articles of incorporation of the Company together with any amendments thereto or replacements thereof. (vi) Except as set forth in Schedule 3.1(c)(vi) to the Company Disclosure Letter, no Person has any Convertible Securities. Schedule 3.1(c)(vi) to the Company Disclosure Letter sets out the number, date of expiry and exercise or conversion price of each Convertible Security, as applicable. Except as set out in Schedule 3.1(c)(vi) to the Company Disclosure Letter, no Person has any existing participation right or pre-emptive right or right of first refusal in respect of the allotment and issuance of any unissued or other shares of the Company. (d) Authority. The Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company by the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. No other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the completion of the transactions contemplated hereby, other than the approval of the Company Board of the Company Circular, approval by the Company Shareholders of the Arrangement Resolution in the manner required by the Interim Order and the approval of the Arrangement by the Court. (e) No Violation. (i) Except as set out in Section 3.1(e) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the performance by it of its obligations under this Agreement and the acquisition of Company Shares pursuant to the Arrangement will not: (A) result (with or without notice or the passage of time) in a material violation or breach of or constitute a default under, require an Authorization to be obtained under or give rise to any third party right of termination, amendment, cancellation, acceleration, penalty or payment obligation or right of purchase or sale or pre-emptive or participation right under, any provision of: (1) its articles, by-laws or other constating documents; (2) any Material Contract; (3) any applicable Law; (4) any note, bond, mortgage, indenture, instrument, contract, agreement, lease, Authorization or government grant or licence to which the Company is party or by which it is bound; or

- 30 - (5) any judgment, decree, order or award of any Governmental Entity or arbitrator; (B) give rise to any right of termination, amendment, acceleration or cancellation of indebtedness of the Company, or cause any credit available to the Company which is material to the Company, taken as a whole, to cease to be available, or cause any security interest in any assets of the Company to become enforceable or realizable; (C) give rise to any rights of first refusal or trigger any change in control provisions or any restriction or limitation under any such note, bond, mortgage, indenture, contract, agreement, lease, Authorization or government grant or licence; or (D) result in the imposition of any Encumbrance upon any assets of the Company, except in the case of paragraph (A) (other than (A)(1)) to (D) as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Change or that would prevent or materially delay the ability of the Company to consummate the Arrangement. (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by the Company in connection with the consummation of the transactions contemplated by the Plan of Arrangement and this Agreement other than those which are expressly contemplated by the Plan of Arrangement and this Agreement and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or be reasonably likely to materially delay the consummation of the transactions contemplated by the Plan of Arrangement and this Agreement. (iii) To the knowledge of the Company, there are no pending changes to applicable Laws or governmental position that could reasonably be expected to materially affect the business of the Company. (f) Subsidiaries. The Company has no Subsidiaries and no direct or indirect interest in any other corporation, association, incorporated joint venture or other entity, other than as set out on Schedule 3.1(f) to the Company Disclosure Letter. (g) Corporate Records. The corporate records and minute books of the Company which have been made available to the Purchaser, are complete and true and correct in all material respects and such minute books contain copies of minutes of all meetings of the directors, committees of directors and holders of Company Shares and of all written resolutions of such directors, committees and holders of Company Shares, other than those in connection with this Agreement and the transactions contemplated hereby, which minutes or resolutions have been passed but have not been finalized and included in the minute books. (h) Public Filings. The Company has filed all material documents or information required to be filed by it under applicable Canadian Securities Laws and by the - 31 - TSX. All of the Company Public Documents, as of their respective dates (and as of the dates of any amendments there-to), complied as to both form and content in all material respects with the requirements of applicable Canadian Securities Laws or were amended on a timely basis to correct deficiencies identified by securities commissions or similar securities regulatory authorities. All of the Company Public Documents are publicly available on SEDAR+. The Company has not filed any confidential material change report with any securities regulatory authority that at the date hereof remains confidential. Other than in respect of the transactions contemplated by this Agreement, there is no material fact concerning the Company which has not been disclosed in the Company Public Documents filed and available on SEDAR+ on or before the date hereof. (i) Financial Statements. (i) The Financial Statements (i) have been prepared in accordance with IFRS, applied on a consistent basis throughout the periods involved or as noted therein, (ii) comply as to form in all material respects with applicable requirements of the Canadian Securities Laws, (iii) are, in all material respects, consistent with the books and records of the Company, including the books and records of the Company, and (iv) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. (ii) No senior manager, officer or director of any of the Company nor, to the Company’s knowledge, the Company’s independent auditor has identified or been made aware of any fraud involving employees (including senior management) who prepare or review the financial statements (or any inputs to such financial statements) of the Company or any claim or allegation regarding same. (iii) There are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company relating to the Material Properties or the Material Projects, which are required to be disclosed and are not disclosed or reflected in the Financial Statements, and the Company does not have any material liabilities which are not disclosed or referred to in the Financial Statements or the Company Public Documents. (j) Independence of Auditors. The auditors of the Company are independent public accountants as required under Canadian Securities Laws. There has not been a “reportable event” (within the meaning of Section 4.11 of NI 51-102) with the present or any former auditor of the Company. (k) Liabilities and Indebtedness. (i) Except as disclosed in the Company Public Documents (including any notes thereto) and Schedule 3.1(k) of the Company Disclosure Letter, the Company does not have any material liabilities or obligations of any nature (whether indirect or direct, accrued, absolute or contingent), or any obligation to issue any debt securities, or guarantee, endorse or otherwise - 32 - become responsible for, the obligations of any other person, in each case other than liabilities or obligations incurred in the Ordinary Course of Business or pursuant to the terms of this Agreement. (ii) Except as disclosed in the Company Public Documents (including any notes thereto) and Schedule 3.1(k) of the Company Disclosure Letter, the Company is not party to or bound by or subject to: (i) any bond, debenture, promissory note, credit facility or other similar Contract evidencing indebtedness or potential indebtedness for borrowed money; or (ii) any Contract, whether written or oral, to create, assume or issue any of the foregoing. (l) Books and Records. (i) The financial books, records and accounts of the Company in all material respects: (A) have been maintained in accordance with IFRS on a basis consistent with prior years; (B) are stated in reasonable detail and accurately and fairly reflect the trans-actions and dispositions of the assets of the Company as at the respective dates thereof; and (C) accurately and fairly reflect the basis for the financial statements of the Company as at the relevant time. (ii) The Company has not maintained or maintains any slush fund, off-book account, or unrecorded transactions. (m) Absence of Certain Changes or Events. (i) Since December 31, 2023, except as disclosed in the Company Public Documents and Schedule 3.1(m) of the Company Disclosure Letter, the Company has not: (A) paid or satisfied any material obligation or liability, absolute or contingent, other than current liabilities or obligations disclosed in the Financial Statements and current liabilities or obligations incurred in the Ordinary Course; (B) declared, set aside or paid any dividend, redeemed or repurchased any outstanding shares, or made any distribution of its properties or assets to the Company Shareholders, other than salaries, fees and other compensation paid in each case in the Ordinary Course; (C) suffered a loss, destruction or damage to any of its assets (including the Mining Rights), whether or not insured, that is material to the Company; - 33 - (D) authorized or agreed to any material change in the terms and conditions of employment of any Company Employee, including the terms of any Employee Plan, other than changes required by applicable Law, a Governmental Entity or the terms of an existing Contract or disclosed to the Purchaser in writing; (E) entered into any collective bargaining agreement or Contract with any employee association, trade union, labour organization or similar entity; (F) waived or cancelled any right, claim or debt owed to it; (G) transferred, assigned, sold or otherwise disposed of any of its assets exceeding $500,000 in value in the aggregate; (H) incurred or assumed or guaranteed any liability, obligation or expenditure of any nature, absolute or contingent, other than liabilities incurred in the Ordinary Course and in an amount less than $500,000 in the aggregate; (I) committed to make or perform any capital expenditures or maintenance or repair projects, except for capital expenditures or maintenance or repair projects incurred in the Ordinary Course with a value not greater than $500,000 in the aggregate; (J) entered into any commitment or transaction not in the Ordinary Course; (K) entered into or authorized or agreed to any material changes in any Material Contract; (L) entered into any Contract with a Related Party; (M) made or agreed to make any bonus or profit-sharing distribution or similar payment of any kind, other than bonuses to Company Employees in the Ordinary Course; (N) arranged any material debt financing or incurred or materially increased its indebtedness for borrowed money; (O) made any change in any method of accounting or auditing practice except as disclosed in the Financial Statements; (P) hypothecated, pledged, subjected to an Encumbrance, granted a security interest in or otherwise encumbered any of its material assets (including the Mining Rights), whether tangible or intangible other than in the Ordinary Course; (Q) made any material gift of money or of any property or assets to any Person; or

- 34 - (R) authorized, agreed or otherwise become committed to do any of the foregoing. (n) Derivative Transactions. The Company does not have any material obligations or liabilities, direct or indirect, vested or contingent in respect of any streaming transactions, rate swap transactions, basis swaps, forward rate transactions, commodity swap, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cross-currency rate swap transactions or currency options or other similar transactions (including any option with respect to any such transactions) or any combination of such transactions. (o) No Options. Except as disclosed on Schedule 3.1(o) to the Company Disclosure Letter, no Person has any Contract (including an option) or any right or privilege capable of becoming same for the purchase from the Company of any of its material assets (including the Mining Rights) and no Person other than the Purchaser has any oral or written agreement, option, warrant, privilege or right, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase of the Mining Rights or any portion thereof. (p) Permits. (i) Schedule 3.1(p) to the Company Disclosure Letter sets out each material Permit held by the Company or the Partnership and pending applications for material Permits relating to the Material Projects, the applicable Permit number and the dates of grant and of expiry. To the knowledge of the Company, there are no other material Permits necessary to explore or to carry on the Business presently conducted relating to the Material Projects as described in the Company Public Documents. To the Company’s knowledge, there is no reason to believe that any material Permits that are necessary to explore, develop, construct, operate, close, re-claim and rehabilitate the Material Projects will not be obtained in due course. (ii) Each material Permit held by the Company relating to the Material Projects is validly subsisting and in good standing in all material respects and the Company or its applicable Subsidiary is not in default or breach of any such Permit and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any such Permit and, to the knowledge of the Company, there are no facts or circumstances that may reasonably result in such a revocation or limitation. There are no grounds, facts or circumstances that could reasonably be expected to prevent the renewal of any material Permit held by or granted to the Company or relating to the Material Projects. The Company has provided a true and complete copy of each material Permit held by the Company relating to the Material Projects and all amendments thereto to the Purchaser. (q) Mining Rights. (i) All Mining Rights have been validly located, registered and recorded in accordance with applicable Laws and are valid, subsisting and in good - 35 - standing. All Mining Rights have active status and the Company has not received written notice of, nor has any knowledge of, any pending or threatened suspension or revocation proceedings in respect of such Mining Rights or any of them from any Governmental Entity. All fees, mandatory work expenditures, rentals, taxes or any other payments required to be made in relation to the Mining Rights have been made. (ii) The Company is not aware of any surface rights held or purported to be held by any Person (other than the Partnership) to occupy or otherwise use the surface of the land comprising the Mining Rights, or of any fact or condition which would result in the interference with or termination of the Company or the Partnership’s (as applicable) access to the land comprising the Mining Rights or of its surface rights necessary to explore for and develop the Mining Rights and to conduct all exploration and development activities thereon. (iii) Neither the Company nor to the knowledge of the Company, the Partnership, has received written notice of, or has knowledge of, any outstanding or threatened claim, action, litigation or proceeding with respect to the Mining Rights. (iv) There is no outstanding legal proceeding by or against the Company or to the knowledge of the Company, the Partnership in respect of the Mining Rights. (v) There is no outstanding writ, judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator against the Company or to the knowledge of the Company, the Partnership in respect of the Mining Rights that remains outstanding. (vi) Neither the Company nor the Partnership, as applicable, is in default, and to the knowledge of the Company, no other party is in default, of any provisions of any such agreements, documents or instruments relating to the Mining Rights, nor has any such default been alleged. (vii) Except as disclosed in Schedule 3.1(q)(vii) to the Company Disclosure Letter, no commission, licence fee, royalty, interests from production or similar payment to any Person with respect to the Mining Rights of the Company or the Partnership is payable or has been granted. Except as disclosed in Schedule 3.1(q)(vii) to the Company Disclosure Letter, there are no farm-in or earn-in rights, back-in rights, rights of first refusal, rights of first offer, options or other participation interests, rights of preference or similar rights or provisions that affect or could affect the Material Properties or the Material Projects or the right of the Company to dispose of any Mining Rights other than the rights granted under the Windfall Agreements. (r) Environmental. Except as disclosed in Schedule 3.1(r) to the Company Disclosure Letter: - 36 - (i) the Company, or to the knowledge of the Company, the Partnership, the Material Properties and the Material Projects and any other currently owned, used or occupied assets of the Company and all operations thereon have been, since the Company or the Partnership owned, used or occupied such assets, and are in compliance in all material respects with Environmental Laws; (ii) to the knowledge of the Company, there are and have been no conditions, occurrences, or Hazardous Substances which could reasonably be expected to form the basis of a claim against the Company or the Partnership relating to Hazardous Substances or any actual, potential or alleged violation of or failure of the Company or the Partnership to comply with any Environmental Laws that could give rise to material liability; and (iii) none of the Company or, to the knowledge of the Company, the Partnership, the Material Properties and the Material Projects or any of the Company’s other assets is subject to any, nor is there any pending or, to the knowledge of the Company, threatened claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive relating to Hazardous Substances or any actual, potential or alleged violation of or failure of the Company or the Partnership to comply with any Environmental Law that could give rise to material liability. (s) Indigenous Matters. (i) Except as disclosed in Schedule 3.1(s)(i) to the Company Disclosure Letter, neither the Company nor the Partnership have received notice that the Material Properties or the Material Projects are subject to any Action by any Indigenous Groups relating to the Material Properties or the Material Projects, and there are no current or pending Actions by any Indigenous Groups or any actual or, to the knowledge of the Company, potential indigenous archeological, burial, cultural or heritage sites or any specific or comprehensive claims with respect to indigenous rights or treaty right affecting the Material Properties or the Material Projects. (ii) Except as disclosed in Schedule 3.1(s)(ii) to the Company Disclosure Letter, neither the Company nor to the Company’s knowledge, the Partnership has entered into any written or oral arrangements or agreements with any Indigenous Group to provide benefits, pecuniary or otherwise, with respect to the Material Properties or the Material Projects at any stage of development, and neither the Company nor to the Company’s knowledge, the Partnership, has offered to any Indigenous Group any benefits with respect to the Material Properties or the Material Projects at any stage of development, or engaged in discussions, negotiations or similar communications with any Indigenous Group or provided undertakings to any Indigenous Groups regarding the foregoing or otherwise in relation to the Material Properties or the Material Projects. (t) Surface Rights. None of the Mining Rights is the subject of any Action that has been taken or threatened by any Person which would in any way encumber, limit, - 37 - restrict or cause interference, in any material respect, with any Mining Operations carried out in connection with any of the Material Properties. (u) Hazardous Conditions. Except as disclosed on 3.1(u), there are no unprotected mine shafts, mine openings or workings or open pits on the Material Properties which represent a potential hazard for human health or safety. (v) Technical Disclosure. The Company’s technical disclosure disclosed in the Company Public Documents was prepared and disclosed in all material respects in accordance with accepted mining, engineering, geoscience and other approved industry practices, as applicable, and NI 43-101 as it was in effect on the date of the filing of the applicable document. The information provided by the Company to the Qualified Persons (as defined in NI 43-101 as it was in effect on the date of the filing of the applicable document) in connection with the preparation of such disclosure was complete and accurate in all material respects at the time such information was furnished. (w) Intellectual Property. (i) Except as set out in Schedule 3.1(w)(i) of the Company Disclosure Letter, the Company has good title to the material Intellectual Property Rights it purports to own (the “Company Intellectual Property”), free and clear of all Encumbrances, and with respect to items not owned by the Company, sufficient rights to use any such Intellectual Property Rights. All rights in and to the Company Intellectual Property are valid and enforceable subject only to limitations under bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in granting of equitable remedies such as specific performance and injunction. (ii) To the Company’s knowledge, there is no infringement or misappropriation by any Person of the Company Intellectual Property. To the Company’s knowledge, the Company’s Intellectual Property does not infringe the Intellectual Property Rights of any Person and no claims are pending or threatened in writing alleging that the Company Intellectual Property infringes any such rights or challenging the validity, ownership or enforceability of the Company Intellectual Property. The consummation of the transactions contemplated by this Agreement does not impair any rights of the Company in or to any Company Intellectual Property. (x) Employment and Consultant Matters. (i) To the knowledge of the Company, there has not been, since January 1, 2023, any material breach of any employment, consulting or management services Contract to which the Company is a party. (ii) The Company is not bound by or a party to any collective bargaining agreement or other Contract with an employee association, trade union, labour organization or similar entity. No labour dispute, organizing effort, work stoppage or labour strike impacting the employees of the Company exists, or, to the knowledge of the Company, is imminent or threatened.

- 38 - (iii) All profit sharing, equity or phantom-equity compensation plans of the Company are disclosed in the Company Public Documents. No Employee Plan is a “registered pension plan”, as that term is defined in subsection 248(1) of the Tax Act. No Employee Plan provides for post-retirement or post-employment life, health or similar benefits. (iv) The Company has been since January 1, 2023, and are, in compliance, in all material respects, with all applicable Laws with respect to employment and labour, occupational health and safety and immigration and the administration of Employee Plans and there are no current or, to the knowledge of the Company, threatened material proceedings against the Company before any Governmental Entity with respect to any of the employees or consultants or Employee Plans of the Company. There are no material complaints, claims, charges, levies, investigations or penalties outstanding or, to the knowledge of the Company, threatened, nor are there any material orders, decisions, directions or convictions currently registered or outstanding by any Governmental Entity, in either case against or in respect of the Company under or in respect of any employment or labour, occupational health and safety and immigration Laws. (v) Schedule 3.1(x)(v) to the Company Disclosure Letter lists all Company Employees as of the date hereof, together with their titles, service dates, current salary or hourly rate of pay, benefits, annual vacation entitlement, commissions and target annual bonus. (y) Acceleration of Benefits. (i) Except as otherwise provided for in this Agreement or as disclosed on Schedule 3.1(y) to the Company Disclosure Letter, as a result of the performance of the Company’s obligations hereunder and the Arrangement, no Person will become entitled to: (A) any retirement, severance, bonus or other similar payments from the Company; (B) the acceleration of the vesting or the time to exercise any outstanding Option or any awards under or in respect of any Employee Plan; (C) the forgiveness or postponement of payment of any indebtedness owing by such Person to the Company; or (D) any additional payments or compensation under or in respect of any Employee Plan. (z) Legal Proceedings. There is no material suit, claim, action, charge, investigation, inquiry, proceeding pending or, to the knowledge of the Company, threatened against or naming as a party thereto the Company or its property or assets that, individually or in the aggregate, if determined adverse to the interests of the Company, would: (i) have a Material Adverse Change, or (ii) as of the date of this - 39 - Agreement, reasonably be expected to impair, in any material respect, the ability of the Company to perform its obligations under this Agreement or to consummate the Arrangement, or prevent or materially delay the consummation of any of the Arrangement and the other transactions contemplated by this Agreement. (aa) Tax Matters. (i) The Company duly filed on a timely basis all Tax Returns required to be filed by it and all such returns are true, correct and complete in all material respects. The Company paid, on a timely basis, all assessments and reassessments, and all other material Taxes which are due and payable by it. The Company made adequate provision for all material Taxes payable by it for the current period and any previous period for which Tax Returns are not yet required to be filed. There are no audits, actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened against the Company in respect of Taxes nor are any material matters under discussion with any Governmental Entity relating to Taxes asserted by any such authority. The Company withheld from each payment made to any of its past or present employees, officers or directors, to any non-resident of Canada and to any other persons, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing authority within the time required under any applicable Law. The Company remitted to the appropriate tax authority, when required by Law to do so, all material amounts collected by it on account of goods and services tax, harmonized sales tax, Québec sales tax and other Taxes. The taxation year of the Company ends on December 31st of each year. The Canadian federal income tax, provincial income tax and mining tax of the Company have been assessed by the Canada Revenue Agency and Revenu Quebec, as applicable, for all taxation years up to and including the taxation year ended December 31, 2023 and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return, or payment of any Tax. The Company has not claimed an amount for a tax credit, refund, rebate, overpayment or similar adjustment of Taxes to which it is not entitled, and has retained all documentation prescribed by applicable Law and in accordance with applicable Law to support any claims for such amounts. (ii) The Company Public Documents contain complete, accurate and current disclosure concerning (i) the issuance by the Company of “flow-through shares” within the meaning of the Tax Act and the QTA, and (ii) the outstanding obligations of the Company to incur or renounce expenditures in connection with flow-through shares. (iii) The Company has not breached the terms of any agreement pursuant to which it has issued shares that were intended to qualify as “flow-through shares” (within the meaning of the Tax Act or the QTA) and has not failed to incur or renounce any amount it had undertaken to incur or renounce to subscribers for such shares. - 40 - (bb) Material Contracts. Schedule 1.1 to the Company Disclosure Letter sets out a list of all the Material Contracts of the Company. Neither the Company nor, to the knowledge of the Company, any other Person is in material default in any respect in the observance or performance of any term, covenant or obligation to be performed by the Company or such other Person under any Material Contract and all such Material Contracts are in good standing, constitute valid and binding agreements of the Company, and, to the knowledge of the Company, of each of the parties thereto, are in full force and effect and are enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. (cc) Change of Control. Other than as set out on Schedule 3.1(cc) to the Company Disclosure Letter, neither the entering into of this Agreement nor the acquisition of Company Shares pursuant to the Plan of Arrangement will trigger any change of control or similar provisions in or result in any obligation on the part of the Company to make a change of control or similar payment under any Contract to which the Company is a party or by which they are bound. (dd) Restrictive Documents. Other than as set out in Schedule 3.1(dd) to the Company Disclosure Letter, the Company is not subject to, or a party to, any restriction under its Articles, any Law, any Contract or instrument, any Encumbrance or any other restriction of any kind or character in each case that would reasonably be expected to prevent or restrict (i) the consummation of the transactions contemplated by this Agreement, (ii) the compliance by the Company with the terms, conditions and provisions hereof, (iii) the declaration of dividends by the Company, (iv) any business practice of the Company, or (v) the operation of any business by the Company after the date hereof. (ee) Related Party Transactions. (i) Except as disclosed in the Company Public Documents: (A) the Company has not (A) made any payment or loan to, or borrowed any moneys from or otherwise been indebted to, any Related Party of the Company; or (B) been a party to any Contract with any Related Party of the Company; and (B) to the knowledge of the Company, no management or key employee, executive officer or director of the Company and no entity which is an affiliate or associate of one or more of such individuals: (1) owns, directly or indirectly, any interest in (except for shares representing less than 10% of the outstanding shares of any class or series of any publicly traded company), or is an officer, director or employee of or consultant to, any Person which is, or is engaged in business as, a competitor of the Business or the Company or a lessor, lessee, supplier, - 41 - distributor, agent or customer of the Business or the Company; (2) owns, directly or indirectly, in whole or in part, any property that the Company uses or intends to use in the operation of the Business; or (3) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for any liabilities reflected in the Financial Statements and claims in the Ordinary Course of Business for accrued vacation pay and accrued benefits. (ff) No Insolvency Proceedings. No act or proceeding has been taken by or against the Company in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Company or for the appointment of a trustee, receiver, manager or other administrator of the Company or any of their properties or assets nor, to the knowledge of the Company, is any such act or proceeding threatened. The Company has not sought protection under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or similar legislation. Neither the Company nor any of its properties or assets are subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of the Company to conduct its business in all material respects as it has been carried on prior to the date hereof, or that has had or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change or to prevent or significantly impede or materially delay the completion of the Arrangement. (gg) Insurance. The assets of the Company, and its business and operations, are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company has not materially breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder. (hh) Internal Controls. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS. The Company reasonably believes that the Company’s internal controls over financial reporting are effective and the Company is not aware of any significant deficiencies in the design or operation of its internal controls over financial reporting. (ii) Significant Acquisitions. The Company is not in discussions with another Person in respect of any proposed acquisition of a business that has progressed to a state where a reasonable person would believe that the likelihood of the Company, directly or indirectly, completing the acquisition is high and that, if completed by

- 42 - the Company, directly or indirectly, as at the date hereof, would be a “significant acquisition” pursuant to Canadian Securities Laws. (jj) Shareholder and Similar Agreements. Other than the Windfall Shareholder Agreement and the Partnership Agreement, the Company is not a party or subject to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding securities in the capital of the Company and, to the knowledge of the Company, there is no agreement between any Company Shareholders or by a director of the Company that affects or relates to the voting or giving of written consents with respect to any of the Company’s securities and the Company has not adopted a shareholder rights plan or any other similar plan or agreement. (kk) Transfer Agent. TSX Trust Company at its principal offices in the Toronto, Ontario is the duly appointed registrar and transfer agent of the Company with respect to the Company Shares. (ll) Securities Laws Matters. (i) The Company is a “reporting issuer” under the Canadian Securities Laws of each of the provinces of Alberta, British Columbia, Ontario, Québec and is not noted as being in default on the list of reporting issuers maintained under applicable Canadian Securities Laws of such jurisdictions and the Company Shares are listed for trading on the TSX, and in particular, without limiting the foregoing, the Company is in compliance with its disclosure obligations under Canadian Securities Laws. All filings and fees due and payable by the Company pursuant to Canadian Securities Laws and general corporate law have been made and paid. The Company has not taken any action to cease to be a reporting issuer in any jurisdiction in which it is a reporting issuer and has not received any notification from a Securities Regulator seeking to revoke the reporting issuer status of the Company. The Company is not subject to public company reporting obligations in any other jurisdiction. (ii) No securities commission or similar regulatory authority or stock exchange has issued any award, decision, injunction, judgment, order, ruling, subpoena, or verdict preventing or suspending trading of any securities of the Company, and the Company is not in default of any material requirement of applicable Canadian Securities Laws. No delisting, suspension of trading or cease trade or other order or restriction with respect to any securities of the Company is pending or, to the knowledge of the Company, threatened or is expected to be implemented or undertaken, and the Company is not subject to any formal or informal review, enquiry, investigation or other proceeding relating to any such order or restriction. (iii) As of their respective filing dates, each of the Company Public Documents complied with the requirements of applicable Canadian Securities Laws and none of the Company Public Documents contained any untrue statement of a material fact or omitted to state a material fact required to - 43 - be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. (iv) The Company is a “foreign private issuer” within the meaning of Rule 405 of Regulation C under the U.S. Securities Act of 1933. (v) The Company is not registered, and is not required to be registered, as an “investment company” pursuant to the U.S. Investment Company Act of 1940. (vi) To the knowledge of the Company, neither the Company nor any of the Company Public Documents are the subject of an ongoing audit, review, comment or investigation by any Securities Regulator. (mm) No Default. The Company is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or would trigger a right of termination under: (i) any note, bond, mortgage, indenture or other instrument evidencing any indebtedness to which the Company is a party; or (ii) any other contract, agreement, lease, letter of intent, offer, Authorization or government grant or other instrument or obligation, which would individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. (nn) Litigation. There are no investigations, actions, suits or proceedings at Law or in equity or by or before any Governmental Entity now pending against or affecting the Company, properties or assets reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement. (oo) Compliance with Laws. Except as would not, individually or in the aggregate have had or reasonably be expected to have a Material Adverse Change, the Company is in compliance with all Laws applicable to them and to the conduct or operation of business by the Company and to the ownership or use of any of its assets. (pp) Anti-Corruption, Anti-Money Laundering and Export Compliance. (i) The Company has fully complied with, and is currently in full compliance with, the Canadian Corruption of Foreign Public Officials Act, Part IV and section 426 of the Canadian Criminal Code, any applicable provisions of the U.S. Foreign Corrupt Practices Act, and any other applicable Laws of any jurisdiction that prohibits payments to improperly influence government officials or private individuals (collectively, “Anti-Corruption Laws”). Neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, distributor, consultant, affiliate or other person acting on behalf of the Company has, taken any action, either directly or indirectly, that would result in a violation of any Anti-Corruption Law, including making, offering, authorizing or promising any payment, contribution, gift, entertainment, bribe, rebate, kickback or any other thing of value, regardless of form or amount, to any (i) foreign or domestic Government Official or Person of Concern; (ii) employee of a foreign or domestic government owned or controlled entity; (iii) foreign or domestic political party, political official or candidate for political office; (iv) any officer - 44 - or employee of a public international organization; (v) any employee or official of an Indigenous Group; or (vi) any other Person, in each case, to obtain a business or competitive advantage, as consideration for an act, omission, or influence to receive favourable treatment in obtaining or retaining business, or to pay for favourable treatment already secured. (ii) Neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, distributor, consultant, affiliate or other Person acting on behalf of the Company: (i) is or in the past five years has been, under administrative, civil or criminal investigation, indictment, information, suspension, debarment or audit (other than a routine contract audit) by any Person, in connection with alleged or possible violations of the Anti- Corruption Laws; or (ii) has within the past five years received notice from, or made a voluntary disclosure to, the Royal Canadian Mounted Police or other Governmental Entity regarding alleged or possible violations of any Anti-Corruption Law. (iii) To the best knowledge of the Company, neither the Company nor any director, employee, affiliate or agent of the Company, or any Person acting on the Company’s behalf, has, in connection with, or otherwise relating to, the operation of the Business, engaged in any activity or conduct that has resulted in or will result in a violation of any applicable antitrust or competition laws. (iv) The Company and its directors, officers, employees and agents are and have at all times been in material compliance with all applicable anti-money laundering laws, rules, and regulations, including anti-money laundering- related government guidance (collectively, “AML Laws”). There is no pending investigation, inquiry or enforcement action against the Company or, to the knowledge of the Company, any of its officers, directors or employees relating to any violation or potential violation of any AML Law related to the Business. (v) The Company has not violated any applicable Laws, rules, or regulations governing exports, imports or re-exports to or from any country, including the export or re-export of goods, services or technical data from such country, or imposing trade embargoes or economic sanctions against other countries or persons (such legal requirements being collectively referred to as “Export Controls”). There is no pending investigation, inquiry or enforcement action against the Company or any of its officers, directors or employees relating to any violation or potential violation of any Export Controls related to the Business. (qq) Consents and Approvals. (i) Other than as set out in the Company Disclosure Letter, there are no Regulatory Approvals required to be obtained by the Company in order to complete the Arrangement. (ii) There is no requirement under applicable Canadian Securities Laws for the Company to make any filing, give any notice or obtain any Permit as a - 45 - condition to the lawful consummation of the transactions contemplated by this Agreement or otherwise obtain any Regulatory Approvals, other than filings required to be made following the Effective Time under applicable Canadian Securities Laws. Except for such notices as have been given and such consents as have been obtained, there is no requirement under any Material Contract to give any notice to, or to obtain the consent or approval of, any party to such Material Contract, relating to, in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated this Agreement. (rr) Financial Advisors. (i) Except as disclosed in Schedule 3.1(rr)(i) to the Company Disclosure Letter, the Company has not retained nor will it retain any financial advisory, broker, agent or finder or paid or agreed to pay any financial advisory, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. (ii) True and complete copies of the engagement letters between the Company and each of Maxit Capital LP, Canaccord Genuity Corp. and Fort Capital Partners have been provided to the Purchaser, and the Company has made true and complete disclosures to the Purchaser of all fees, commissions or other payments that may be incurred pursuant to such engagements or that may otherwise be payable to each of Maxit Capital LP, Canaccord Genuity Corp. and Fort Capital Partners. (iii) Other than the foregoing, the Company has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finders’ fees, agents’ commission or other similar forms of compensation with respect to the transactions contemplated by this Agreement. (ss) Fairness Opinions. (i) As of the date hereof, (i) Maxit Capital LP, the financial advisor to the Company, has delivered an oral opinion to the Company Board, (ii) Fort Capital Partners, the financial advisor to the Special Committee, has delivered an oral opinion to the Special Committee, and (iii) Canaccord Genuity Corp., the financial advisor to the Company, has delivered an oral opinion to the Company Board, in each case, that to the effect that as of the date of such opinion, subject to the assumptions and limitations to be set out in the written opinion related thereto, the Consideration to be received by the Company Shareholders pursuant to the Arrangement is fair from a financial point of view to the Company Shareholders (other than the Purchaser, the Parent and their respective affiliates) (collectively, the “Fairness Opinions”). (ii) the Company has been authorized by each of Maxit Capital LP, Canaccord Genuity Corp. and Fort Capital Partners to permit the inclusion of their respective Fairness Opinions and references thereto in the Company Circular.

- 46 - (tt) No other Purchaser Representations and Warranties. Except for the representations and warranties expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, the Company hereby acknowledges that none of the Purchaser or any other Person on its behalf, has made or is making any other express or implied representation or warranty with respect to the Purchaser or its respective business or operations, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives. 3.2 Survival of Representations and Warranties The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT 4.1 Representations and Warranties Each of the Purchaser and Parent represent and warrant to the Company the representations and warranties set forth in this Section 4.1 as of the date hereof and as of the Effective Date and acknowledges that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the transactions contemplated herein: (a) Organization. Each of the Purchaser and Parent is a corporation duly organized and validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Purchaser and Parent is duly qualified and licensed to do business and in good standing in each jurisdiction where such qualification or licensing is necessary. (b) Authorization; Validity of Agreement; Purchaser Action. Each of the Purchaser and Parent has all necessary corporate power and authority to execute and deliver this Agreement and the agreements and other documents to be entered into by each of them hereunder, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance by each of the Purchaser and Parent of this Agreement, the Arrangement and the agreements and other documents to be entered into by each of them hereunder and the consummation by each of the Purchaser and the Parent of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the board of directors of each of the Purchaser and the Parent and no other corporate proceeding on the part of the Purchaser or Parent is necessary to authorize the execution, delivery and performance by the Purchaser and Parent of this Agreement and the agreements and other documents to be entered into by it hereunder or the consummation of the Arrangement. This Agreement has been duly and validly executed and delivered by each of the Purchaser and Parent and, assuming due and valid authorization, execution and delivery of this Agreement by each of the Purchaser and Parent, is a valid and binding obligation of each of the - 47 - Purchaser and the Parent enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. (c) No Conflict; Required Filings and Consent. (i) The execution and delivery by each of the Purchaser and Parent of this Agreement and the performance by each of them of their respective obligations hereunder and the completion of the Arrangement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate, conflict with or result in a breach of: (A) any provision of the articles, by-laws or other constating documents of the Purchaser or Parent; (B) any Contract to which the Purchaser or Parent is a party or by which the Purchaser or Parent is bound; or (C) any Law to which the Purchaser or Parent is subject or by which the Purchaser or Parent is bound, except in the case of paragraph (B) or (C) as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the Purchaser or Parent or that would prevent or materially delay the ability of the Purchaser to consummate the Arrangement. (ii) Other than the Regulatory Approvals (including the Interim Order and the Final Order) and the SARB Approval, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Purchaser or Parent for the consummation by the Purchaser or Parent of their respective obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement, except for such Authorizations and filings as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Purchaser to consummate the Arrangement. (d) Available Funds. The Purchaser has, and will have at the Effective Time, sufficient available funds to consummate the Arrangement and pay the aggregate Consideration and all payments required to be made by the Purchaser in connection with the Arrangement on the terms and subject to the conditions set forth herein and in the Plan of Arrangement, and to satisfy all other obligations payable at or prior to the Effective Time by the Purchaser pursuant to this Agreement and the Arrangement. The Purchaser acknowledges that it is not a condition to the closing of the Arrangement or any of its obligations hereunder that - 48 - the Purchaser, the Parent or any other Person obtain financing for the Arrangement and the other transactions contemplated by this Agreement. (e) Litigation. There are no investigations, actions, suits or proceedings at Law or in equity or by or before any Governmental Entity now pending against or affecting the Purchaser or Parent (or their respective properties or assets) reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement. (f) Compliance with Laws. Each of the Purchaser and Parent is in compliance with all applicable Laws, except for non-compliance which would not reasonably be expected to prevent or materially delay the making and completion of the Arrangement by the Purchaser. (g) No Vote. No vote of the shareholders of the Purchaser or Parent is required by any applicable Law or the organizational documents of the Purchaser or Parent in connection with the consummation of the Arrangement. (h) Security Ownership. None the Purchaser, the Parent or any of their affiliates or any person acting jointly or in concert with the Purchaser or the Parent, beneficially owns or exercises control or direction over any Company Shares or any securities that are convertible into or exchangeable or exercisable for Company Shares. (i) Brokers. Except for persons, if any, whose fees and expenses will be paid by the Purchaser, no investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Purchaser or any of its affiliates or any of their respective representatives or is entitled to any fee, commission or other payment in connection with this Agreement, the Arrangement or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its affiliates. (j) Investment Canada Act. The Purchaser is (i) not a non-Canadian or (ii) is not a state-owned enterprise, and is a WTO investor, all within the meaning of the Investment Canada Act. (k) No Collateral Benefit. Neither the Purchaser nor the Parent is a party to any agreement, commitment or understanding with any “related party” of the Company or any of its “affiliated entities” (in each case within the meaning of MI 61-101) providing for a “collateral benefit” (within the meaning of such instrument). (l) No other Company Representations and Warranties. Except for the representations and warranties expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, each of the Purchaser and Parent hereby acknowledges that none of the Company or any other Person on its behalf has made or is making any other express or implied representation or warranty with respect to the Company or its business or operations, including with respect to any information provided or made available to the Purchaser or Parent or any - 49 - of their respective Representatives or any information developed by the Purchaser or Parent or any of their respective Representatives. 4.2 Survival of Representations and Warranties The representations and warranties of each of the Purchaser and Parent contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. ARTICLE 5 COVENANTS 5.1 Covenants of the Company Regarding the Conduct of Business The Company covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Date and the time that this Agreement is terminated in accordance with its terms, except (A) as expressly permitted or required by this Agreement or the Plan of Arrangement (B) as required by the Windfall Agreements, applicable Law or a Governmental Entity, (C) as expressly set forth in the Company Disclosure Letter, (D) with the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned, or (E) as may otherwise be agreed in writing between the Purchaser and the Company: (a) the Company shall and to the extent within the Company’s control, the Company shall cause the Partnership to: (i) conduct its business only in, and not take any action except in, the Ordinary Course and in compliance with all applicable Laws; (ii) refrain from undertaking any development related activities, other than in the Ordinary Course, unless otherwise consulted with and agreed to in advance by the Purchaser and the Company; (iii) use commercially reasonable efforts to preserve intact its and their present business organization, goodwill, properties business relationships and assets (including the Material Properties and all material Authorizations) in all material respects and to keep available the services of its and their officers and employees as a group; (iv) use commercially reasonable efforts to maintain and preserve all of its rights under each of its Material Properties and Authorizations; (v) cooperate and consult through meetings with the Purchaser, as the Purchaser may reasonably request, to allow the Purchaser to monitor, and provide input with respect to the direction and control of, any activities relating to development of the Company’s and the Partnership’s projects (including any negotiations with Indigenous Groups) or any exploration of any properties; (vi) provide the Purchaser and its legal counsel with a reasonable opportunity to review and comment on any proposed public disclosure of exploration

- 50 - results or other technical information prior to such disclosure, and give reasonable consideration to any comments made by the Purchaser and its legal counsel; (vii) (A) duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects and consistent in all material respects with Ordinary Course past practice; (B) timely withhold, collect, remit and pay all Taxes which are required to be withheld, collected, remitted or paid by it to the extent due and payable except for any Taxes contested in good faith pursuant to applicable Laws; (C) not make or rescind any material express or deemed election relating to Taxes; (D) not enter into any Tax sharing, Tax allocation, Tax related waiver or Tax indemnification agreement, nor make a request for a tax ruling or enter into a closing agreement with any taxing authorities; (E) not settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; and (F) not amend any Tax Return nor change in any material respect any of its methods of reporting income, deductions or accounting for income tax purposes from those employed in the preparation of its income tax return for the tax year ended December 31, 2023 except as may be required by applicable Laws; (viii) duly and timely file all material forms, reports, news releases, schedules, statements and other documents required to be filed pursuant to any applicable corporate Laws or applicable Canadian Securities Laws, provided however that the Company shall in any event consult with the Purchaser prior to making any filing required pursuant to applicable Canadian Securities Laws, providing in such cases the Purchaser with a reasonable opportunity to review and comment on any such filing or re- lease, recognizing that whether or not such comments are appropriate will be determined by the Company, acting reasonably; (ix) notify the Purchaser immediately orally and then promptly in writing of any Material Adverse Change and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated), provided nothing in the foregoing shall require the Company to disclose information to the Purchaser which it is prohibited from disclosing pursuant to a written confidentiality agreement, confidentiality provision or an agreement with a third party or regulatory restriction; (x) without limiting the generality of the foregoing, vote or cause to be voted all shares and other securities held by the Company in a manner consistent with all of the foregoing sections, including voting against, or causing such persons to vote against, any resolution to approve any act, agreement or transaction prohibited by any of the foregoing sections; and (xi) the Company shall use commercially reasonable efforts to obtain resignations and mutual releases from such the directors and officers of the Company identified by the Purchaser to the Company prior to the Effective Time to be effective at the Effective Time; - 51 - (b) without limiting the generality of Section 5.1(a), and other than pursuant to transactions contemplated by the Arrangement, this Agreement or as expressly set forth in the Company Disclosure Letter, the Company shall not, directly or indirectly, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms: (i) adjust, split, consolidate or reclassify any of its outstanding securities or undertake any other capital reorganization, or reduce capital in respect of its outstanding shares; (ii) amend its articles of incorporation, by-laws or other comparable organizational documents or the terms of any of its outstanding securities, including any outstanding indebtedness; (iii) issue or sell, or agree to issue or sell, any securities (other than the issuance of Company Shares upon the exercise of currently outstanding Options or other Convertible Securities in accordance with their terms), or redeem, offer to purchase, purchase or cause to be purchased any of its outstanding securities; (iv) amend the terms of any securities of the Company; (v) without limiting the generality of Section 5.1(b)(iii), authorize, approve, agree to issue, issue or award any Options, RSUs or DSUs or any other Convertible Securities; (vi) adopt a shareholder rights plan that provides rights to the Company Shareholders to purchase any securities of the Company as a result of this Arrangement; (vii) acquire or dispose of any securities or equity interest; (viii) reorganize, amalgamate, combine or merge the Company with any other Person; (ix) acquire or commit to acquire any assets or group of related assets (through one or more related or unrelated acquisitions) having a value in excess of $500,000 in the aggregate; (x) incur, or commit to, capital expenditures in excess of $500,000 in the aggregate unless such capital expenditures have been approved prior to the date hereof by the Board of Directors in the Ordinary Course; (xi) sell, lease, option, encumber or otherwise dispose of, or commit to sell, lease, option, encumber or otherwise dispose of, or allow any third party to encumber for a period of five Business Days without contesting in good faith, any assets or group of related assets (through one or more related or unrelated transactions) having a value in excess of $500,000 in the aggregate, excluding any sale in the Ordinary Course or any sale of any obsolete assets, unless required under existing banking facilities; - 52 - (xii) approve the grant of any power of attorney to allow any Person to take any action on behalf of the Company or the amendment of any power of attorney allowing any person to take any action on behalf of the Company; (xiii) enter into or complete any transaction not in the Ordinary Course; (xiv) (A) incur or commit to incur any material indebtedness for borrowed money, except for the borrowing of working capital in the Ordinary Course or issue any debt securities, (B) incur or commit to incur, or guarantee, endorse or otherwise become responsible for, any other material liability, obligation or indemnity or the obligation of any person, or (C) make any loans or advances to any Person; (xv) enter into any binding credit agreement in respect of any credit facility or project finance facility; (xvi) make any changes to existing accounting methods, principles, practices or policies or internal controls other than as required by applicable Law or by IFRS; (xvii) pay, discharge, settle, compromise, waive, assign or release any material claims, liabilities or obligations other than the payment, discharge or satisfaction, in the Ordinary Course in accordance with their terms, of liabilities reflected or reserved against in the Company’s financial statements as at and for the period ended December 31, 2023 or incurred in the Ordinary Course; (xviii) engage in any transaction with any Related Parties; (xix) commence or settle or assign any rights relating to or any interest in any litigation, proceeding, claim, action, assessment or investigation that is material to the Company and involving the Company or any of its material assets; (xx) waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the Ordinary Course, (A) any existing contractual rights in respect of any joint ventures of the Company, (B) any Authorization, lease, concession, contract or other document, or (C) any other material legal rights or claims; (xxi) propose or enter into any agreement, arrangement, commitment, or offer with respect to a material joint venture or other mutual co-operation or distribution agreement; (xxii) enter into any or terminate any interest rate, currency or equity swaps, hedges, derivatives or other similar financial instruments other than (A) in the Ordinary Course, (B) if approved by the Board of Directors prior to the date hereof or (C) if required under existing banking facilities; (xxiii) increase any coverage under any directors’ and officers’ insurance policy other than as contemplated in Section 5.5; - 53 - (xxiv) acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of stock or assets or otherwise) any Person or division of any Person or make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of any property or assets of any other Person, except for purchases of equipment in the Ordinary Course, and except for capital expenditures permitted by Section 5.1(b)(ix); (xxv) adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company; (xxvi) except as contemplated in Section 5.3(h), enter into any transaction or perform any act or fail to perform any act that might interfere with, delay, or be materially inconsistent with the successful completion of the acquisition of Company Shares by the Purchaser pursuant to the Arrangement; (xxvii) (A) offer, promise, pay, authorize or take up any act in furtherance of any offer, promise, payment or authorization of payment of anything of value, directly or indirectly, to any Government Official or Person of Concern for the purpose of securing discretionary action or inaction or a decision of a Government Official(s), influence over discretionary action or in-action of a Government Official(s), or any improper advantage; or (B) take any action which is otherwise inconsistent with or prohibited by the substantive prohibitions or requirements of Anti-Corruption Laws, AML Laws or similar applicable Laws of any other jurisdiction prohibiting corruption, bribery and money laundering, in connection with any of their business; (xxviii) declare or grant any new bonus or profit sharing distribution or similar payment, except for bonuses and similar payments in the Ordinary Course; (xxix) hire any new employees or full-time consultants of the Company other than to replace any employee who has voluntarily resigned or has been terminated for poor performance, for just cause or with a serious reason since the date of this Agreement; (xxx) (A) enter into, grant, accelerate or increase any notice of termination, severance, change of control or termination pay to (or amend any existing arrangement relating to the foregoing with) any director, officer, Company Employee or individual consultant or independent contractor of the Company; (B) grant accelerate or increase any payment, salary, wages, award (equity or otherwise) or other benefits payable to, or for the benefit of, or make any bonus payment to, any director, officer, Company Employee or individual consultant or independent contractor of the Company; (C) increase the coverage, contributions, funding requirements or benefits available under any Employee Plan or adopt, establish or create any new plan which would be considered to be an Employee Plan once created; (D) make any material determination under any Employee Plan that is not in the Ordinary Course, other than determinations in furtherance of accelerated vesting or similar determinations in connection with the transactions described herein; or (E) take or propose any action to effect any of the foregoing; provided that nothing in this Agreement shall be

- 54 - deemed to (X) guarantee employment for any period of time for, or preclude the ability of the Purchaser to terminate the employment of, any officer or Company Employee after the Effective Time, (Y) require the Purchaser to continue any Employee Plan or prevent the amendment, modification or termination thereof after the Effective Date, or (Z) prohibit the Purchaser from amending or terminating any benefit plan or arrangement covering any Company Employee on or after the Effective Date, or constitute an amendment to any benefit plan; (xxxi) other than in connection with this Agreement, call any meeting of any securityholders of the Company for the purpose of considering any resolution; or (xxxii) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing subsections; (c) the Company shall use its commercially reasonable efforts to maintain any material Authorizations necessary to conduct its business as now conducted; (d) the Company shall use all commercially reasonable efforts to cause its current material insurance (or re-insurance) policies maintained by the Company not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that, subject to Section 5.5(a), the Company shall not obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months; (e) the Company shall keep the Purchaser reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax or regulatory investigation or any other investigation or audit by a Governmental Entity or action involving the Company (other than Ordinary Course communications which could not reasonably be expected to be material to the Company); and (f) the Company shall not authorize, agree to, propose, enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the other subsections of this Section 5.1 or resolve to do so. 5.2 Mutual Covenants of the Parties Relating to the Arrangement Subject to Section 5.7, which shall govern in relation to Regulatory Approvals, each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, during that period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms: (a) it shall use its commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 6 to - 55 - the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary under all applicable Laws to complete the Arrangement, including using its commercially reasonable efforts to, as soon as reasonably possible: (i) obtain all necessary waivers, consents and approvals required to be obtained by it from parties to the Material Contracts and without being required to pay, and without committing itself to pay, any consideration, or to incur any liability or obligation prior to the Effective Time; (ii) obtain all necessary and material Authorizations (including any required Regulatory Approvals) as are required to be obtained by it under applicable Laws; (iii) fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement required to be satisfied by it, including, if applicable, delivery of the certificates of their respective officers contemplated by Sections 6.2(a), 6.2(b), 6.2(c), 6.3(a) and 6.3(b); and (iv) co-operate with the other Parties in connection with the performance by it of its obligations hereunder; (b) it shall not take any action, shall refrain from taking any action, and shall not permit any action to be taken or not taken by its affiliates, associates, directors, officers, employees, representatives, advisors or agents, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, materially impede or materially delay the consummation of the Arrangement or the other transactions contemplated herein; (c) it shall use commercially reasonable efforts to: (A) defend all lawsuits or other legal, regulatory or other Proceedings against itself challenging or affecting this Agreement or the consummation of the transactions contemplated hereby; (B) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order, including Orders, relating to itself which may materially adversely affect the ability of the Parties to consummate the Arrangement; and (C) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the Arrangement, any Law that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement; and (d) it shall carry out the terms of the Interim Order and Final Order applicable to it, in all material respects, and use commercially reasonable efforts to comply in all material respects with all requirements which applicable Laws may impose on it or its affiliates with respect to the transactions contemplated hereby. (e) each Party shall remain in compliance in all material respects with their respective agreements, covenants and obligations under all other agreements between the Company, on the one hand, and the Purchaser and Parent or any of their respective affiliates, on the other hand; and (f) it shall promptly notify the other Party in writing of: (i) any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement; - 56 - (ii) unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement or the Arrangement (and contemporaneously provide a copy of any such written notice or communication to the other Party); or (iii) any material filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, such Party relating to this Agreement or the Arrangement. 5.3 Non-Solicitation (a) Except as otherwise expressly permitted in this Section 5.3, the Company shall not, directly or indirectly, through any officer, director, employee, and the Company shall direct the representatives (including any financial or other advisor) or agents of the Company (collectively, the “Representatives”) not to: (i) solicit, initiate, encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or the Partnership) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal; (ii) enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the Purchaser and its Subsidiaries or affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any proposal in order to determine if it may reasonably be expected to result in a Superior Proposal and (C) advise any Person making an Acquisition Proposal that the Company Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Superior Proposal; (iii) make a Company Change in Recommendation; (iv) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five Business Days following the public announcement of such Acquisition Proposal will not be considered to be in violation of this Section 5.3(a)(iv)); provided that the Company Board has rejected such Acquisition Proposal and affirmed the Company Board Recommendation by news release before the end of such five Business Day period (or in the event that the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Company Meeting); provided, further, that the Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such - 57 - news release and shall make all reasonable amendments to such news release as requested by the Purchaser and its counsel; or (v) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or understanding relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 5.3(e)). (b) The Company shall, and shall direct its Representatives to, immediately cease any existing solicitation, encouragement, discussions, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the Purchaser and its Subsidiaries or affiliates) conducted by the Company or any of its Representatives with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and, in connection therewith, the Company shall: (i) immediately discontinue access to and disclosure of its confidential information (and not allow access to or disclosure of any such confidential information, or any data room, virtual or otherwise); and (ii) as soon as possible request (and in any case within two Business Days), and exercise all rights it has to require the return or destruction of all confidential information (including derivative information) regarding the Company previously provided to any Person (other than the Purchaser) in connection with a possible Acquisition Proposal to the extent such information has not already been returned or destroyed and the Company has the right to request such return or destruction pursuant to a confidentiality agreement that is in force and effect, and shall use its commercially reasonable efforts to ensure that such requests are fully complied with to the extent the Company is entitled. (c) The Company represents and warrants that the Company has not waived any standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Company is a party that remains in effect. Subject to Section 5.3(d), the Company covenants and agrees that: (i) the Company shall take all necessary action to enforce each standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Company is a party in connection with any Acquisition Proposal; and (ii) neither the Company nor any of its Representatives, have released or will, without the prior written consent of the Purchaser, release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Company under any standstill, confidentiality, non- disclosure, business purpose, use or similar agreement or restriction to which the Company is a party (it being acknowledged by the Purchaser that the automatic termination or automatic release, in each case pursuant to the current terms thereof, of any standstill restrictions of any such agreements as a result of the entering into and announcement of this Agreement shall not be a violation of this Section 5.3(c)).

- 58 - (d) If the Company or any of its Representatives, receives: (i) any inquiry, proposal or offer made after the date of this Agreement that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal; or (ii) any request for copies of, access to, or disclosure of, confidential information relating to the Company and/or the Partnership in connection with any proposal that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, including information, access or disclosure relating to the properties, facilities, books or records of the Company and/or the Partnership, in each case made after the date of this Agreement; then the Company shall promptly and orally notify the Purchaser, and then in writing within 24 hours, of such Acquisition Proposal, inquiry, proposal, offer or request (irrespective of whether the Acquisition Proposal, inquiry, proposal, offer or request is conditional upon the Company not disclosing the receipt or contents of the Acquisition Proposal inquiry, proposal or request to any person), including the identity of the Person making such Acquisition Proposal, inquiry, proposal, offer or request and the material terms and conditions thereof and provide copies of all written documents, correspondence or other material received in respect of, from or on behalf of any such Person. The Company shall keep the Purchaser fully informed on a current basis of the status of material developments and material discussions and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any material changes, modifications or other amendments thereto. (e) Notwithstanding anything to the contrary in this Section 5.4, if at any time following the date of this Agreement and prior to the Company Shareholder Approval having been obtained, the Company receives a request for material non-public information, or to enter into discussions, from a Person that proposes to the Company an unsolicited bona fide written Acquisition Proposal, the Company may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company, the Manager and the Partnership, if and only if: (i) the Company Board determines, in good faith after consultation with its outside financial and legal advisors, that such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal; (ii) such Person is not restricted from making an Acquisition Proposal pursuant to an existing standstill, confidentiality, non-disclosure, business purpose, use or similar restriction with the Company; (iii) the Company has been, and continues to be, in compliance with its obligations under this Section 5.4 in all material respects; (iv) prior to providing any such copies, access or disclosures in respect of the Company, the Company enters into a confidentiality and standstill - 59 - agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement and which does not contain a restriction on the ability of the Company to disclose information to the Purchaser relating to the agreement or negotiations with such Person (which confidentiality and standstill agreement shall be subject to Section 5.4(c)) and any such copies, access or disclosure provided to such Person shall promptly (and in any event within 24 hours) be provided to the Purchaser; and (v) prior to providing any such copies, access or disclosures in respect of the Partnership or the Manager, which shall be limited to such copies, access or disclosures in respect of the Partnership or the Manager as has been shared with the Purchaser in a virtual data room as of the date hereof, the Company and the Purchaser enter into a confidentiality and standstill agreement with such Person in a form that has been agreed to in writing by the Company and the Purchaser prior to the date hereof (and the Purchaser covenants and agrees to enter into any such confidentiality and standstill agreement proposed to it by the Company). (f) Notwithstanding the terms of the Windfall Agreements, subject to compliance with the terms of Section 5.3(e)(v), no further consent shall be required by the Company in respect of sharing copies, access or disclosures in respect of the Partnership or the Manager or in respect of a site visit by such Person to the Material Properties. For greater certainty, this Section 5.3(f) shall serve as the consent of (i) the Purchaser, and (ii) the Company and the Purchaser on behalf of the Manager, for purposes of Section 18.02 of the Partnership Agreement. (g) Nothing contained in this Section 5.3 shall prohibit the Company Board from making disclosure to Company Shareholders as required by applicable Law, including complying with Section 2.17 of National Instrument 62-104 – Takeover Bids and Issuer Bids and similar provisions under Canadian Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal; provided, however, neither the Company nor the Company Board shall be permitted to recommend that the Company Shareholders tender any securities in connection with any take-over bid that is an Acquisition Proposal or effect a Company Change in Recommendation with respect thereto, except as permitted by Section 5.3(h). (h) If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to the Company Shareholder Approval having been obtained, the Company Board may (1) make the Company Change in Recommendation in response to such Superior Proposal and/or (2) cause the Company to terminate this Agreement pursuant to Section 7.2(a)(iv)(B) and may enter into a definitive agreement with respect to the Superior Proposal (a “Proposed Agreement”), if and only if: (i) the Person making such Superior Proposal is not restricted from making an Acquisition Proposal pursuant to an existing standstill, confidentiality, nondisclosure, business purpose, use or similar restriction; - 60 - (ii) the Company has been, and continues to be, in compliance with its obligations under this Section 5.3 in all material respects; (iii) the Company or its Representatives have delivered to the Purchaser the information required by Section 5.3(d), as well as a written notice of the determination of the Company Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Company Board to make the Company Change in Recommendation and/or terminate this Agreement pursuant to Section 7.2(a)(iv)(B) to concurrently enter into the Proposed Agreement with respect to such Superior Proposal, as applicable, together with a written notice from the Company Board regarding the value that the Company Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Acquisition Proposal (collectively, the “Superior Proposal Notice”); (iv) in the case the Company Board is exercising its rights under clause (2) of this Section 5.3(h), the Company or its Representatives have provided the Purchaser with a copy of the Proposed Agreement and all supporting materials; (v) five Business Days (the “Response Period”) shall have elapsed from the date on which the Purchaser has received the Superior Proposal Notice and all documentation referred to in Section 5.3(h)(iii) and Section 5.3(h)(iv); (vi) during any Response Period, the Purchaser has had the opportunity (but not the obligation) in accordance with Section 5.3(i) to offer to amend this Agreement and the Plan of Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal; (vii) after the Response Period, the Company Board (A) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.3(i)) and (B) has determined in good faith, after consultation with its outside legal counsel, that the failure by the Company Board to make the Company Change in Recommendation and/or to cause the Company to terminate this Agreement to enter into the Proposed Agreement, as applicable, would be inconsistent with its fiduciary duties; and (viii) in the case the Company Board is exercising its rights under clause (2) of this Section 5.3(h), prior to or concurrently with terminating this Agreement pursuant to Section 7.2(a)(iv)(B), the Company enters into such Proposed Agreement and concurrently pays to the Purchaser the amounts required to be paid pursuant to Section 7.3. - 61 - (i) During the Response Period, or such longer period as the Company may approve in writing for such purpose: (i) the Company Board shall review any offer made by the Purchaser under Section 5.3(h)(vi) to amend the terms of this Agreement and the Plan of Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (ii) if the Company determines that the Acquisition Proposal previously constituting a Superior Proposal would cease to be a Superior Proposal, the Company shall negotiate in good faith with the Purchaser to make such amendments to the terms of this Agreement and the Arrangement as would enable the Purchaser to proceed with the transactions contemplated by this Agreement on such amended terms. If the Company Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Company shall promptly so advise the Purchaser, and the Company and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing. (j) Each successive amendment or modification to any Acquisition Proposal or Proposed Agreement that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.3, and the Purchaser shall be afforded a new five Business Day Response Period from the date on which the Purchaser has received the notice and all documentation referred to in Section 5.3(h)(iii) and Section 5.3(h)(iv) with respect to the new Superior Proposal from the Company. (k) The Company Board shall promptly reaffirm the Company Board Recommendation by news release after the Company Board determines that any Acquisition Proposal that is publicly announced is not a Superior Proposal or the Company Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.3(i) would result in an Acquisition Proposal that has been previously announced no longer being a Superior Proposal, and the Agreement has been so amended. The Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such news release and shall make all reasonable amendments to such news release as requested by the Purchaser and its counsel. (l) In circumstances where the Company provides the Purchaser with notice of a Superior Proposal and all documentation contemplated by Section 5.3(h)(iii) and Section 5.3(h)(iv) on a date that is less than seven Business Days prior to the scheduled date of the Company Meeting, the Company may either proceed with or postpone the Company Meeting to a date that is not more than 10 Business Days after the scheduled date of such Company Meeting, and shall postpone the

- 62 - Company Meeting to a date that is not more than 10 Business Days after the scheduled date of such Company Meeting if so directed by the Purchaser. (m) Without limiting the generality of the foregoing, the Company shall advise Representatives of the prohibitions set out in this Section 5.3 and any violation of the restrictions set forth in this Section 5.3 by the Company or its Representatives shall be deemed to be a breach of this Section 5.3 by the Company. 5.4 Access to Information; Confidentiality (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Laws and the terms of any existing Contracts, the Company shall, and shall cause its Representatives to, afford to the Purchaser and its Representatives, upon reasonable notice, such access as the Purchaser may reasonably require at all reasonable times, including for the purpose of facilitating integration business planning and Tax planning, to its officers, employees, agents, properties, books, records and Contracts, and shall furnish the Purchaser on a timely basis with all data and information relating to ongoing development programs at the Material Projects or as the Purchaser may reasonably request from time to time, including, if so requested by the Purchaser and at the expense of the Purchaser, allowing a Representative of the Purchaser to be present at the Material Projects. (b) Information furnished pursuant to this Section 5.4 shall be subject to the terms and conditions of the Confidentiality Agreement. The Purchaser and the Company acknowledge and agree that any such investigation by the Purchaser and its Representatives under this Section 5.4 or otherwise shall not mitigate, diminish or affect the representations and warranties of the Company contained in this Agreement or any document or certificate delivered pursuant hereto. (c) Notwithstanding any provision of this Agreement, the Company shall not be obligated to provide access to, or to disclose, any information to the Purchaser to the extent that the Company reasonably determines that such access or disclosure would jeopardize any attorney-client or other privilege claim by the Company; provided that the Company shall use its commercially reasonable efforts to otherwise make available such information to the Purchaser notwithstanding such impediment, including by causing the documents or information that are subject to such privilege to be provided in a manner that would not reasonably be expected to violate or jeopardize such privilege. 5.5 Insurance and Indemnification (a) Prior to the Effective Time, the Company shall purchase customary “tail” policies of directors’ and officers’ liability, products and completed operations liability and employment practices liability insurance from a reputable and financially sound insurance carrier and containing terms and conditions no less favourable in the aggregate to the protection provided by the policies maintained by the Company which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Time and the Company will maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Time; provided, - 63 - that the Company shall not be required to pay any amounts in respect of such coverage prior to the Effective Time. From and after the Effective Time, the Company or the Purchaser, as applicable, agrees not to take any action to terminate such directors’ and officers’ liability insurance or adversely affect the rights of the Company’s present and former directors and officers thereunder. (b) The Company will honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of the Company under Law and under the articles or other constating documents of the Company, to the extent that they are disclosed in the Company Disclosure Letter, under any agreement or contract of any indemnified person with the Company, and acknowledges that such rights shall survive the completion of the Plan of Arrangement, and, to the extent within the control of the Company, the Company shall ensure that the same shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified person and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Date. (c) From and following the Effective Time, the Purchaser will, jointly and severally, cause the Company to comply with its obligations under Section 5.5(a) and Section 5.5(b). (d) If the Company or the Purchaser or any of their successors or assigns shall (i) amalgamate, consolidate with or merge or wind-up into any other person and shall not be the continuing or surviving corporation or entity; or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns and transferees of the Company or the Purchaser, as the case may be, shall assume all of the obligations of the Company or the Purchaser, as applicable, set forth in this Section 5.5. (e) The provisions of this Section 5.5 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person (as identified in the relevant policy), his or her heirs and his or her legal representatives and, for such purpose, the Company hereby confirms that it is acting as trustee on their behalf, and agrees to enforce the provisions of this Section 5.5 on their behalf. Furthermore, this Section 5.5 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years. 5.6 Pre-Acquisition Reorganization (a) The Company agrees to effect such reorganization of its business, operations and assets or such other transactions (each, a “Pre-Acquisition Reorganization”) as the Purchaser may reasonably request prior to the Effective Date, and the Plan of Arrangement, if required, shall be modified accordingly; provided that unless otherwise agreed by the Purchaser and the Company, (i) any Pre-Acquisition Reorganization is not, in the opinion of the Company or the Company’s counsel, acting reasonably, prejudicial to the Company, the Company Shareholders or the holders of Options, RSUs, DSUs or Debentures, (ii) any Pre-Acquisition Reorganization does not require the Company to obtain the approval of the Company Shareholders, (iii) any Pre-Acquisition Reorganization shall not, in the - 64 - opinion of the Company, acting reasonably, impair, prevent, impede or materially delay the consummation of the Arrangement, (iv) any Pre-Acquisition Reorganization shall not, in the opinion of the Company, acting reasonably, materially interfere with the ongoing operations of the Company, (v) any Pre- Acquisition Reorganization shall not require the Company to contravene any applicable Laws, their respective organization documents or any Contract or Authorization, (vi) the Company shall not be obligated to take any action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Shareholder or the holders of Options, RSUs, DSUs or Debentures, that are incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization, (vii) any Pre-Acquisition Reorganization is effected immediately prior to, contemporaneously with, or within two Business Days prior to the Effective Date and shall not become effective unless the Purchaser has waived or confirmed in writing the satisfaction of all conditions in its favour under this Agreement, other than conditions that, by their terms, are to be satisfied on the Effective Date, and shall have confirmed in writing that they are prepared, and able to promptly and without condition (other than the satisfaction of conditions that, by their terms, are to be satisfied on the Effective Date), proceed to effect the Arrangement, and (viii) the Purchaser agrees that it will be responsible for all reasonable costs and expenses associated with any Pre-Acquisition Reorganization to be carried out at its request. The Purchaser shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization in reasonable detail at least 15 Business Days prior to the date of the Company Meeting. Any step or action taken by the Company in furtherance of a proposed Pre-Acquisition Reorganization shall not be considered to be a breach of any representation, warranty or covenant of the Company contained in this Agreement. If the Arrangement is not completed, the Purchaser shall forthwith reimburse the Company for all reasonable fees and expenses (including any professional fees and expenses and Taxes) incurred by the Company in considering or effecting a Pre-Acquisition Reorganization and shall be responsible for any fees, expenses and costs (including professional fees and expenses and Taxes) of the Company in reversing or unwinding any Pre- Acquisition Reorganization that was effected prior to the Effective Date. The Purchaser hereby agrees to indemnify and save harmless the Company and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, Taxes, judgments and penalties suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization (including in respect of any reversal, modification or termination of a Pre-Acquisition Reorganization). (b) The Company agrees that it shall cooperate with the Purchaser in good faith to plan, prepare and implement such Pre-Acquisition Reorganizations as are desirable and requested by the Purchaser in accordance with this Section 5.6. 5.7 Regulatory Approvals (a) The Parties shall, as promptly as practicable, prepare and file all necessary documents, registrations, statements, petitions, filings and applications in respect of obtaining or satisfying the Regulatory Approvals and use their commercially reasonable efforts to obtain and maintain the Regulatory Approvals as promptly as - 65 - practicable after the date of this Agreement but in any event by or prior to the Outside Date. (b) Notwithstanding any other provision of this Agreement, the Purchaser, the Parent and their respective affiliates, associates, directors, officers, employees, representatives, advisors or agents are not permitted to initiate contact with any Governmental Entity in connection with the transactions contemplated by this Agreement, including in respect of any Regulatory Approval, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) unless required by Law or legal process, in which case the Purchaser shall cooperate and consult with the Company in advance of any substantive discussions or communications with such Governmental Entity. 5.8 Competition Act Approval (a) Notwithstanding anything else to the contrary in this Agreement, in connection with obtaining the Competition Act Approval, the following conditions shall apply: (i) As soon as reasonably possible following execution hereof but in any event within 15 Business Days of the date hereof, the Purchaser shall submit to the Commissioner a request for an ARC, or in the alternative a No Action Letter together with a request for a waiver in accordance with section 113(c) of the Competition Act, in respect of the transactions contemplated by this Agreement. In addition, unless Purchaser and the Company mutually agree not to take such action, within 30 Business Days of the execution of this Agreement or such other date as the Parties may agree, the Purchaser and the Company shall each make, or shall cause their affiliates to make a premerger notification filing in respect of the transactions contemplated by this Agreement with the Commissioner in accordance with Part IX of the Competition Act. (ii) The Purchaser shall be responsible for and shall pay the filing fee payable in connection with obtaining the Competition Act Approval. (b) Purchaser Covenants. (i) The Purchaser, the Parent and their respective affiliates shall use their reasonable best efforts to obtain the Competition Act Approval as soon as is reasonably practicable but, in any event, no later than the Outside Date. (ii) The Purchaser, the Parent and their respective affiliates will not take any action that may have the effect of delaying, impairing or impeding the receipt of the Competition Act Approval later than the Outside Date. (c) Mutual Covenants. Each Party will, and will cause its affiliates to do each of the following: (i) Comply, as promptly as is reasonably practicable, with any requests for additional information, document or other materials made by a Governmental Entity in connection with the Competition Act Approval.

- 66 - (ii) Permit the other Party to review in advance any proposed applications, notices, filings, submissions, undertakings, correspondence and communications of any nature (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding the Competition Act Approval, and will provide the other Party a reasonable opportunity to comment thereon and agree to give reasonable consideration to those comments when preparing subsequent drafts and final versions, provided that it is agreed that competitively sensitive information may be redacted from materials shared between the Parties and shared on an external counsel only basis. (iii) Promptly provide the other Party with any applications, notices, filings, submissions, undertakings, correspondence and communications of any nature (including responses to requests for information and inquiries from any Governmental Entity) that were submitted to a Governmental Entity in respect of obtaining or concluding the Competition Act Approval, provided that it is agreed that competitively sensitive information may be redacted from materials shared between the Parties and shared on an external counsel only basis. (iv) Not participate in any substantive meeting or discussion (whether in person, by e-mail, by telephone, Teams meeting, or otherwise) with any Governmental Entity in respect of obtaining or concluding the Competition Act Approval unless it consults in advance with the other Party and the other Party or its external legal counsel is provided with an opportunity to attend and participate in such meetings or discussions. (v) Keep the other Party promptly informed of the status of the discussions relating to obtaining or concluding the Competition Act Approval. ARTICLE 6 CONDITIONS 6.1 Mutual Conditions Precedent The respective obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived with the mutual consent of the Parties: (a) the Competition Act Approval shall have been obtained; (b) the Company Shareholder Approval shall have been obtained in accordance with the Interim Order; (c) the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement and in form and substance acceptable to the Purchaser and the Company, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise; and - 67 - (d) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order or Law which is then in effect and has the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement. 6.2 Additional Conditions Precedent to the Obligations of the Purchaser The obligation of the Purchaser and the Parent to complete the Arrangement is subject to the fulfillment of each of the following further conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Purchaser and the Parent and may be waived by the Purchaser and the Parent, in whole or in part at any time, each in its sole discretion, without prejudice to any other rights which the Purchaser and the Parent may have): (a) the representations and warranties of the Company set forth in: (i) Section 3.1(a) [Special Committee and Board Approval], Section 3.1(b) [Organization], Section 3.1(d) [Authority], Section 3.1(e) [No Violation], Section 3.1(f) [Subsidiaries], Section 3.1(m) [Absence of Certain Changes], and Section 3.1(qq) [Consents and Approvals] shall be true and correct in all respects as of the Effective Time as if made as at and as of such time (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date); (ii) Section 3.1(c) [Capitalization; Listing] shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement; and (iii) the other provisions of this Agreement shall be true and correct in all respects (disregarding for purposes of this clause (iii) any materiality qualification or the Material Adverse Change qualification contained in any such representation or warranty) as of the Effective Time as if made at and as of such time (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in the case of this clause (iii) where the failure to be so true and correct in all respects, individually or in the aggregate, would not have a Material Adverse Change, and the Company, after ensuring that the senior officers have conducted all reasonable due enquiry, shall have provided to the Purchaser, a certificate of two senior officers of the Company certifying (on the Company’s behalf and without personal liability) the foregoing dated the Effective Date; (b) the Company shall have complied in all respects with its covenants in Section 2.8 [Payment of Consideration and Other Payments], Section 2.10 [Treatment of Debentures] and in all material respects with its covenants herein to be complied with by it prior to the Effective Time and the Company shall have provided to the Purchaser a certificate of two senior officers of the Company certifying (on the - 68 - Company’s behalf and without personal liability) material compliance with such covenants dated the Effective Date; (c) since the date of this Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), a Material Adverse Change and the Company, after ensuring that the senior officers have made all reasonable due enquiry shall have provided to the Purchaser a certificate of two senior officers of the Company to that effect (on the Company’s behalf and without personal liability); (d) the number of Company Shares held by the Company Shareholders that have validly exercised Dissent Rights (and not withdrawn such exercise) shall not exceed 7% of Company Shares issued and outstanding as of the date hereof; and (e) there shall be no action or proceeding pending by a Governmental Entity, or by any other Person (as to which, in the case of such other Person, there is a reasonable likelihood of success), that is seeking to: (i) enjoin or prohibit the Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Company Shares, including the right to vote Company Shares; or (ii) if the Arrangement is consummated, have a Material Adverse Change. 6.3 Additional Conditions Precedent to the Obligations of the Company The obligation of the Company to complete the Arrangement is subject to the fulfillment of each of the following further conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Company and may be waived by the Company, in whole or in part at any time, in its sole discretion, without prejudice to any other rights which the Company may have): (a) the representations and warranties of the Purchaser set forth in: (i) Section 4.1(a) [Organization], Section 4.1(b) [Authorization; Validity of Agreement; Purchaser Action] and Section 4.1(d) [Available Funds] shall be true and correct in all respects as of the Effective Time as if made as at and as of such time (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date); (ii) the other provisions of this Agreement shall be true and correct in all respects (disregarding for purposes of this clause (ii) any materiality qualification contained in any such representation or warranty) as of the Effective Time as if made at and as of such time (except that any such and representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), and except in the can - 69 - (iii) se of this clause (ii) where the failure to be so true and correct in all respects individually or in the aggregate would not materially impede consummation of the Arrangement, and the Purchaser shall have provided to the Company a certificate of two senior officers of the Purchaser certifying (on the Purchaser’s behalf and without personal liability) the foregoing dated the Effective Date; and (b) the Purchaser shall have complied in all respects with its covenants in Section 2.8(a) [Payment of Consideration and Other Payments], and Section 2.10 [Treatment of Debentures] in all material respects with its other covenants herein to be complied with by it prior to the Effective Time and the Purchaser shall have provided to the Company a certificate of two senior officers of the Purchaser certifying (on the Purchaser’s behalf and without personal liability) material compliance with such covenants dated the Effective Date. 6.4 Satisfaction of Conditions The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time. For greater certainty, all funds held in escrow by the Depositary pursuant to Section 2.8 hereof shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person. 6.5 Notice of Breach (a) Each Party will give prompt notice to the other Party (or Parties) of the occurrence or failure to occur (in either case, actual, anticipated, contemplated or, to the knowledge of such Party, threatened), at any time from the date hereof until the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to: (i) cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Date if the failure to be so true or accurate would cause any condition set forth in Section 6.2(a) or Section 6.3(a), as applicable, not to be satisfied; or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party prior to or at the Effective Date, if the failure to be so true or accurate would cause any condition set forth in Section 6.2(b) or Section 6.3(b), as applicable, not to be satisfied. (b) Notification provided under this Section 6.5 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with

- 70 - respect thereto) or the conditions to the obligations of the Parties under this Agreement. ARTICLE 7 TERM, TERMINATION, AMENDMENT AND WAIVER 7.1 Term This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms. 7.2 Termination (a) This Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written agreement of the Company and the Purchaser; (ii) by either the Company or the Purchaser, if: (A) the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 7.2(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its covenants or agreements or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date; (B) after the date hereof, there shall be enacted or made any applicable Law or Order that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement and such Law, Order or enjoinment shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement under this Section 7.2(a)(ii)(B) has complied with Section 5.2(c) in all material respects; or (C) the Company Meeting is duly convened and held and the Company Shareholder Approval shall not have been obtained as required by the Interim Order; provided that a Party may not terminate this Agreement pursuant to this Section 7.2(a)(ii)(C) if the failure to obtain the Company Shareholder Approval has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; (iii) by the Purchaser, if: (A) prior to the Company Shareholder Approval having been obtained: (1) the Company Board or any duly constituted committee thereof: (i) fails to unanimously recommend or withdraws, amends, modifies or qualifies, in a manner adverse to the Purchaser or states an - 71 - intention to withdraw, amend, modify or qualify the Company Board Recommendation, (ii) accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or a neutral position with respect to an Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Company Meeting, if sooner), (iii) accepts or enters into any agreement in respect of an Acquisition Proposal or publicly proposes to accept or enter into any agreement in respect of an Acquisition Proposal (in either case, other than a confidentiality agreement permitted by and in accordance with Section 5.3(e)), or (iv) fails to publicly reaffirm (without qualification) the Company Board Recommendation within five Business Days after having been requested in writing by the Purchaser to do so (or in the event the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the Company Meeting) or (2) the Company Board shall have resolved or proposed to take any of the foregoing actions (each of the foregoing described in clauses (1) or (2), a “Company Change in Recommendation”); (B) prior to the Company Shareholder Approval having been obtained, the Company shall have breached Section 5.3 in any material respect; (C) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied, and such breach is not cured in accordance with the terms of Section 7.2(b); provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Section 6.3(a) or Section 6.3(b) not to be satisfied; or (D) there has occurred a Material Adverse Change after the date of this Agreement which is incapable of being cured on or prior to the Outside Date; (iv) by the Company, if: (A) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied, and such breach is not cured in accordance with the terms of Section 7.2(b); provided that the Company is not then in breach of this Agreement so as to cause any condition in Section 6.2(a) or Section 6.2(b) not to be satisfied; or - 72 - (B) the Company Board authorizes the Company to enter into a written agreement with respect to a Superior Proposal, provided that the Company is then in compliance with Section5.3; (b) The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than pursuant to Section 7.2(a)(i)) (the “Terminating Party”) shall give written notice (“Termination Notice”) of such termination to the other Party (the “Breaching Party”), specifying in reasonable detail the basis for such Party’s exercise of its termination right, which Termination Notice shall include, in the case of a termination pursuant to Section 7.2(a)(iii)(B) [Breach of the Company Representations, Warranties or Covenants] or Section 7.2(a)(iii)(A) [Breach of the Purchaser Representations, Warranties or Covenants], as the case may be, in reasonable detail, all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for such termination. After delivering a Termination Notice, as long as the Breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date (provided that any wilful breach shall be deemed to be incapable of so being cured), the Terminating Party may not exercise such termination right until the earlier of (i) the Outside Date and (ii) the date that is 15 Business Days following receipt of such Termination Notice by the Breaching Party, if such breach has not been cured by such date. (c) If this Agreement is terminated pursuant to Section 7.1 or Section 7.2, this Agreement shall become null and void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that: (i) in the event of termination under Section 7.1 as a result of the Effective Time occurring, the provisions of this Section 7.2(c) and Sections 2.12, 5.5, 8.2 to and including Section 8.11, and all related definitions set forth in Section 1.1 and the applicable interpretation provisions in Article 1 shall survive for a period of six years thereafter; (ii) in the event of termination under Section 7.2, the provisions of this Section 7.2(c) and Sections 5.4(b), 7.3, and 8.2 to and including 8.11, and all related definitions set forth in Section 1.1, the applicable interpretation provisions in Article 1 and the provisions of the Confidentiality Agreement shall survive any termination hereof pursuant to Section 7.2; and (iii) no Party shall be relieved or released from any liabilities or damages arising out of fraud or of its wilful breach of any provision of this Agreement. - 73 - 7.3 Termination Payments (a) Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses. (b) For the purposes of this Agreement, “Company Termination Payment” means an amount equal to $108 million. (c) For the purposes of this Agreement, “Company Termination Payment Event” means the termination of this Agreement: (i) by the Purchaser pursuant to Section 7.2(a)(iii)(A) [Company Change in Recommendation] or Section 7.2(a)(iii)(B) [Breach of Non-Solicitation]; or (ii) by the Company pursuant to Section 7.2(a)(iv)(B) [Superior Proposal]; or (iii) by any Party pursuant to Section 7.2(a)(ii)(A) [Effective Time Not Occurring Prior to Outside Date] or Section 7.2(a)(ii)(C) [Failure to Obtain Company Shareholder Approval] or by the Purchaser pursuant to Section 7.2(a)(iii)(B) [Breach of Company Representations, Warranties or Covenants], but only if, in these termination events, (A) following the date hereof and prior to the Company Meeting, a bona fide Acquisition Proposal for the Company shall have been made to the Company or publicly announced and has not expired or been withdrawn and (B) within 12 months following the date of such termination, (1) the Company enters into a definitive agreement in respect of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A) above) and such Acquisition Proposal is later consummated (whether or not within such 12 month period) or (2) an Acquisition Proposal shall have been consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A) above); provided that for purposes of this Section 7.3(c)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1 except that a reference to “20%” therein shall be deemed to be a reference to “50%”, or (d) If the Company Termination Payment Event occurs, the Company Termination Payment shall be paid to the Purchaser by or on behalf of the Company in consideration for the disposition of the Purchaser’s rights under this Agreement, by wire transfer of immediately available funds, as follows: (i) if the Company Termination Payment is payable pursuant to Section 7.3(c)(i), the Company Termination Payment shall be payable within three Business Days following such termination; (ii) if the Company Termination Payment is payable pursuant to Section 7.3(c)(ii), the Company Termination Payment shall be payable prior to or concurrently with such termination; or (iii) if the Company Termination Payment is payable pursuant to Section 7.3(c)(iii), the Company Termination Payment shall be payable

- 74 - within two Business Days after the consummation of an Acquisition Proposal referred to in Section 7.3(c)(iii). For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Payment on more than one occasion. (e) Each Party acknowledges that all of the payment amounts set out in this Section 7.3 are payments in consideration for the disposition of the Purchaser’s rights under this Agreement which are a genuine pre-estimate of the damages, which the Purchaser will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of the Company and the Purchaser irrevocably waives any right it may have to raise as a defence that the payment of the Company Termination Payment is excessive or punitive. For greater certainty, each Party agrees that, upon any termination of this Agreement under circumstances where the Purchaser is entitled to the Company Termination Payment and such Company Termination Payment is paid in full, the receipt of the Company Termination Payment by the Purchaser shall be the sole and exclusive remedy (including damages, specific performance and injunctive relief) of the Purchaser and its affiliates against the Company, and the Purchaser and its affiliates shall be in such circumstances precluded from any other remedy against the other Party at Law or in equity or otherwise (including an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby; provided that the foregoing limitations shall not apply in the event of fraud or wilful or intentional breach of this Agreement by a Party. 7.4 Amendment Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Shareholders, and any such amendment may without limitation: (a) change the time for performance of any of the obligations or acts of the Parties; (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and/or (d) waive compliance with or modify any mutual conditions precedent herein contained. - 75 - 7.5 Waiver Any Party may: (a) extend the time for the performance of any of the obligations or acts of the other Party; (b) waive compliance, except as provided herein, with any of the other Parties’ agreements or the fulfilment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in any of the other Parties’ representations or warranties contained herein or in any document delivered by the other Parties; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. ARTICLE 8 GENERAL PROVISIONS 8.1 Notices All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in Person or by courier), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions): (a) if to the Parent [Redacted – Address] Attention: [Redacted – Name] Email: [Redacted – Personal Information] Attention: [Redacted – Name] Email: [Redacted – Personal Information] with copies (which shall not constitute notice) to: McCarthy Tétrault LLP 745 Thurlow Street Suite 2400 Vancouver BC V6E 0C5 Attention: Roger Taplin Email: [Redacted – Personal Information] - 76 - (b) if to the Purchaser: [Redacted – Address] Attention: [Redacted – Name] Email: [Redacted – Personal Information] Attention: [Redacted – Name] Email: [Redacted – Personal Information] with copies (which shall not constitute notice) to: McCarthy Tétrault LLP 745 Thurlow Street Suite 2400 Vancouver BC V6E 0C5 Attention: Roger Taplin Email: [Redacted – Personal Information] (c) if to the Company: 155 University Avenue, Suite 1440 Toronto, Ontario M5H 3B7 Attention: John Burzynski, CEO and Chairman Email: [Redacted – Personal Information] with a copy (which shall not constitute notice) to: Bennett Jones LLP 3400 One First Canadian Place P.O Box 130 Toronto, Ontario M5X, 1A4 Attention: Sander Grieve, K.C. / Andrew Disipio Email: [Redacted – Personal Information] / [Redacted – Personal Information] 8.2 Parent Guarantee Parent hereby unconditionally and irrevocably guarantees in favour of the Company the due and punctual performance by the Purchaser of each and every covenant and obligation of the Purchaser arising under this Agreement and the Arrangement, including, without limitation, the due and punctual payment of the consideration required to acquire the Company Shares pursuant to the Arrangement and the due and punctual payment of any indemnity payable by the Purchaser hereunder and agrees to be liable for all guaranteed obligations as if it were the principal obligor of such obligations, subject to the qualifications and limitations set forth in this Agreement, including those related to liquidated damages. Parent hereby agrees that the Company will not have to proceed first against the Purchaser before exercising its rights under this guarantee against Parent. - 77 - 8.3 Governing Law This Agreement shall be governed, including as to validity, interpretation and effect, by the internal Laws of the Province of Ontario and the Laws of Canada applicable therein without reference to conflict of law rules. Each of the Parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of Ontario. 8.4 Injunctive Relief Subject to Section 7.3(e), the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Subject to Section 7.3(e), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. 8.5 Time of Essence Time is of the essence in this Agreement. 8.6 Entire Agreement, Binding Effect and Assignment This Agreement (including the exhibits and schedules hereto and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, negotiations and discussions, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement or in any certificate delivered pursuant to this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Party; provided that the Purchaser may assign all or part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that for the avoidance of doubt, the Purchaser shall continue to be bound to ensure the performance of this Agreement by any such assignee. 8.7 No Liability No director or officer of the Purchaser shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the transactions

- 78 - contemplated hereby on behalf of the Purchaser. No director or officer of the Company shall have any personal liability whatsoever to the Purchaser under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company. 8.8 Severability If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, that provision will be severed from this Agreement and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible. 8.9 Waiver of Jury Trial Each Party hereto hereby waives, to the fullest extent permitted by applicable Laws, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement. Each Party hereto: (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver; and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.9. 8.10 Third Party Beneficiaries The provisions of Section 2.4(f), 5.5 and 5.6(a) are: (a) intended for the benefit of all applicable present and former directors and officers and/or employees of the Company, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors administrators and other legal representatives (collectively, the “Third Party Beneficiaries”) and the Company shall hold the rights and benefits of Section 5.5 in trust for and on behalf of the Third Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries; and (b) in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except as provided in this Section 8.10 and Section 2.4(f), and except for the rights of the affected securityholders of the Company to receive the applicable consideration following the Effective Time pursuant to the Arrangement (for which the Company herby confirms that it is acting as agent on behalf of such affected securityholders), this Agreement shall not confer any rights or - 79 - remedies upon any Person other than the Parties and their respective successors and permitted assigns. 8.11 Counterparts, Execution This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties. [Remainder of page intentionally left blank. Signature page follows.] IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. GOLD FIELDS WINDFALL HOLDINGS INC. Per: (signed) "John Pauley" Name: Johan Pauley Title: Director GOLD FIELDS HOLDINGS COMPANY LIMITED Per: (signed) "Mike Fraser" Name: Mike Fraser Title: Director OSISKO MINING INC. Per: (signed) "John F. Burzynski" Name: John F. Burzynski Title: Chairman and CEO A-1 SCHEDULE A PLAN OF ARRANGEMENT PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO) ARTICLE 1 INTERPRETATION 1.1 Definitions Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings): “Affected Securities” means, collectively, the Company Shares and the Company Convertible Securities. “Affected Securityholders” means, collectively, the holders of Affected Securities. “affiliate” has the meaning ascribed thereto in the Arrangement Agreement. “Arrangement” means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of the Arrangement Agreement and Section 5.1 or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably. “Arrangement Agreement” means the arrangement agreement made as of August 12, 2024 among the Company, the Purchaser and the Parent, including all schedules annexed thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms. “Arrangement Resolution” means the special resolution approving this Plan of Arrangement considered at the Company Meeting by Company Shareholders. “Articles of Arrangement” means the articles of arrangement in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which will include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Company and the Purchaser, each acting reasonably. “Authorization” means, with respect to any Person, any authorization, Order, permit, approval, grant, licence, concession, registration, consent, right, notification, condition, franchise, privilege, certificate, judgement, writ, injunction, award, determination, direction decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity having jurisdiction over the Person.

A-2 “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Montréal (Québec), Toronto (Ontario) or Johannesburg (South Africa). “Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement. “Company” means, “Osisko Mining Inc.”, a corporation existing under the OBCA, which for greater certainty shall be renamed “[__]” under Section 2.3(h). “Company Convertible Securities” means, collectively, the Company Options, Company RSUs and Company DSUs. “Company DSUs” means the outstanding deferred share units of the Company granted under the Legacy DSU Plan or the Omnibus Incentive Plan. “Company Meeting” means the special meeting of Company Shareholders called and held in accordance with the Interim Order to consider the Arrangement Resolution. “Company Option In-the-Money Amount” means, with respect to a particular Company Option, the amount, if any, by which (i) the Consideration, exceeds (ii) the exercise price per Company Share under such Company Option immediately prior to the Effective Time. “Company Options” means the outstanding options to purchase Company Shares granted pursuant to the Legacy Option Plan or the Omnibus Incentive Plan. “Company RSUs” means the outstanding restricted share units of the Company granted pursuant to the Legacy RSU Plan or the Omnibus Incentive Plan. “Company Shareholders” means the holders of Company Shares. “Company Shares” means the common shares of the Company. “Consideration” means $4.90 in cash per Company Share. “Court” means the Ontario Superior Court of Justice (Commercial List). “Depositary” means TMX Equity Transfer Services or such other Person as the Company may appoint to act as depositary in relation to the Arrangement, with the approval of the Purchaser, acting reasonably. “Director” means the Director appointed pursuant to Section 278 of the OBCA. “Dissent Rights” has the meaning specified in Section 3.1. “Dissenting Holder” means a registered Company Shareholder who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Company Shares in respect of which Dissent Rights are validly exercised by such registered Company Shareholder. “DRS Advice” means a Direct Registration System (DRS) advice. A-3 “Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement. “Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date. “Final Order” means the final order of the Court made pursuant to Section 182(5) of the OBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably). “Governmental Entity” means: (i) any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, quasi-government, administrative, judicial or regulatory authority (including any securities regulatory authorities), agency, minister or ministry, board, body, bureau, commission (including any securities commission), instrumentality court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing; (ii) any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court; (iii) any stock exchange; or (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing entities established to perform a duty or function on its behalf. “Interim Order” means the interim order of the Court made pursuant to subsection 182(5) of the OBCA, in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably. “Law” means, with respect to any Person, any applicable law (including common law), by-law, statute, rule, regulation, principle of law and equity, order, ruling, ordinance, judgment, injunction, determination, award, decree or other legally binding requirement, whether domestic or foreign, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Canadian Securities Laws. “Legacy DSU Plan” means the legacy deferred share unit plan which was adopted by the Company Shareholders on June 8, 2017. “Legacy Option Plan” means the legacy option plan which was initially adopted by the Company Board on June 1, 2011 and adopted by the Company Shareholders on June 25, 2015, as amended on June 29, 2018. A-4 “Legacy RSU Plan” means the legacy restricted share unit plan which was adopted by the Company Shareholders on June 8, 2017. “Letter of Transmittal” means the letter of transmittal sent to holders of Company Shares for use in connection with the Arrangement. “Lien” means any mortgage, charge, pledge, encumbrance, hypothec, security interest, statutory or deemed trust, prior claim, lien (statutory or otherwise), encumbrance, claim, deed of trust, servitude, assessment, attachment, levy, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, option, put or call, pledge, preference, priority, right of first refusal or offer, reservation of rights, right of setoff, proxy, power of attorney, voting agreement, condition, limitation or restriction of any kind or nature whatsoever, in each case, whether contingent or absolute. “OBCA” means the Business Corporations Act (Ontario). “Omnibus Incentive Plan” means the omnibus incentive plan of the Company which was adopted by the Company Shareholders on May 29, 2023. “Parent” means Gold Fields Holdings Company Limited, a limited liability company incorporated under the laws of the British Virgin Islands. “Parties” means, collectively, the Company, the Purchaser and the Parent, and “Party” means any one of them. “Person” includes an individual, general partnership, limited partnership, corporation, company, limited liability company, body corporate, joint venture, unincorporated organization, other form of business organization, trust, trustee, executor, administrator or other legal representative. “Plan of Arrangement” means this plan of arrangement proposed under Section 182 of the OBCA, and any amendments or variations made in accordance with the Arrangement Agreement and Section 5.1 or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably. “Purchaser” means Gold Fields Windfall Holdings Inc., a corporation existing under the OBCA. “Tax Act” means the Income Tax Act (Canada). 1.2 Certain Rules of Interpretation In this Plan of Arrangement, unless otherwise specified: (a) Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement. (b) Currency. All references to dollars or to $ are references to Canadian dollars, unless specified otherwise. (c) Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa. A-5 (d) Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement. (e) Statutes. Unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re enacted or replaced and includes any regulations made thereunder. (f) Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day. (g) Time References. References to time herein or in any Letter of Transmittal are to local time, Toronto, Ontario. ARTICLE 2 THE ARRANGEMENT 2.1 Arrangement Agreement This Plan of Arrangement is made pursuant to, and subject to, the provisions of, and forms part of, the Arrangement Agreement and constitutes an arrangement as referred to in Section 182 of the OBCA. 2.2 Binding Effect This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective, and be binding on the Purchaser, the Parent, the Company, all holders and beneficial owners of Affected Securities, including Dissenting Holders, the registrar and transfer agent of the Company, the Depositary and all other Persons, at and after the Effective Time without any further act or formality required on the part of any Person. 2.3 Arrangement Commencing at the Effective Time, the following steps or transactions shall, unless specifically provided otherwise in this Section 2.3, occur and shall be deemed to occur in the following order as set out below without any further authorization, act or formality, in each case at two-minute intervals starting at the Effective Time: (a) each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested), notwithstanding the terms of the Legacy Option Plan or the Omnibus Incentive Plan, shall be, and shall be deemed to be,

A-6 unconditionally vested and exercisable, and such Company Option shall, without any further action by or on behalf of the holder of such Company Option, be, and shall be deemed to be, assigned and transferred by such holder to the Company in exchange for a cash payment from the Company equal to the Company Option In-the-Money Amount of such Company Option, less applicable withholdings (and, for greater certainty, where such amount is a negative amount, neither the Company nor the Purchaser shall be obligated to pay the holder of such Company Option any amount in respect of such Company Option), and each such Company Option shall immediately be cancelled and the holder of such Company Option shall cease to be a holder of such Company Option and shall thereafter have only the right to receive the consideration to which they are entitled pursuant to this Plan of Arrangement, and such holder’s name shall be removed from the applicable register; (b) each Company RSU outstanding immediately prior to the Effective Time (whether vested or unvested), notwithstanding the terms of the Omnibus Incentive Plan or the Legacy RSU Plan, as applicable, shall, without any further action by or on behalf of the holder of such Company RSU, be, and shall be deemed to be, settled by the Company in exchange for a cash payment from the Company equal to the Consideration, less applicable withholdings, and each such Company RSU shall immediately be cancelled and the holder of such Company RSU shall cease to be a holder of such Company RSU and shall thereafter have only the right to receive the consideration to which they are entitled pursuant to this Plan of Arrangement, and such holder’s name shall be removed from the applicable register; (c) each director of the Company shall resign from, and shall be deemed to have immediately resigned from, the Company Board and the board of directors of any affiliate of the Company; (d) each Company DSU outstanding immediately prior to the Effective Time (whether vested or unvested), notwithstanding the terms of the Omnibus Incentive Plan or the Legacy DSU Plan, as applicable, shall, without any further action by or on behalf of the holder of such Company DSU, be, and shall be deemed to be, settled by the Company in exchange for a cash payment from the Company equal to the Consideration, less applicable withholdings, and each such Company DSU shall immediately be cancelled and the holder of such Company DSU shall cease to be a holder of such Company DSU and shall thereafter have only the right to receive the consideration to which they are entitled pursuant to this Plan of Arrangement, and such holder’s name shall be removed from the applicable register; (e) the Omnibus Incentive Plan, the Legacy Option Plan, the Legacy RSU Plan and the Legacy DSU Plan and all agreements, grants and similar instruments relating to the Company Convertible Securities shall be terminated and shall be of no further force and effect; (f) each of the Company Shares held by Dissenting Holders in respect of which Dissent Rights have been validly exercised shall be, and shall be deemed to be, transferred without any further act or formality to the Purchaser in consideration for a debt claim against the Purchaser for the amount determined under Section 3.1, and: A-7 (i) such Dissenting Holders shall cease to be the holders of such Company Shares and to have any rights as holders of such Company Shares other than the right to be paid fair value by the Purchaser for such Company Shares as set out in Section 3.1(a); (ii) such Dissenting Holders’ names shall be removed as the holders of such Company Shares from the registers of Company Shares maintained by or on behalf of the Company; and (iii) the Purchaser shall be deemed to be the transferee and the legal and beneficial owner of such Company Shares, free and clear of all Liens, and shall be entered in the register of Company Shares maintained by or on behalf of the Company as the holder of such Company Shares; (g) each Company Share outstanding immediately prior to the Effective Time, other than Company Shares deemed to be transferred by a Dissenting Holder to the Purchaser under Section 2.3(f) and any Company Shares held by the Purchaser and any of its affiliates immediately prior to the Effective Time, shall, without any further action by or on behalf of the holder of such Company Share, be, and shall be deemed to be, assigned and transferred by the holder thereof to the Purchaser in exchange for the Consideration, and: (i) the holders of such Company Shares shall cease to be the holders of such Company Shares and to have any rights as holders of such Company Shares other than the right to be paid the Consideration by the Purchaser in accordance with this Plan of Arrangement; (ii) such holders’ names shall be removed from the register of the Company Shares maintained by or on behalf of the Company; and (iii) the Purchaser shall be deemed to be the transferee and the legal and beneficial owner of such Company Shares, free and clear of all Liens, and shall be entered in the register of the Company Shares maintained by or on behalf of the Company as the holder of such Company Shares; and (h) the name of the Company shall be changed from “Osisko Mining Inc.” to “[__]”. For greater certainty, none of the foregoing steps shall occur unless all of the foregoing steps occur. 2.4 Effective Time of Arrangement The transfers and cancellations provided for in Section 2.3 shall be deemed to occur at the time and in the order specified in Section 2.3, notwithstanding that certain of the procedures related thereto are not completed until after such time. ARTICLE 3 RIGHTS OF DISSENT 3.1 Rights of Dissent A-8 Registered Company Shareholders may exercise dissent rights with respect to the Company Shares held by such holders (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the OBCA, as modified by the Interim Order and this Section 3.1; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by the Company not later than 4:30 p.m. (Toronto time) two Business Days immediately preceding the date of the Company Meeting (as it may be adjourned or postponed from time to time). Dissenting Holders who duly exercise their Dissent Rights shall be deemed to have transferred the Company Shares held by them and in respect of which Dissent Rights have been validly exercised to the Purchaser, free and clear of all Liens, as provided in Section 2.3(f), and if they: (a) ultimately are entitled to be paid fair value for such Company Shares: (i) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(f)); (ii) will be entitled to be paid, subject to Section 4.3, the fair value of such Company Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the close of business on the Business Day immediately preceding the date on which the Arrangement Resolution was adopted; and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Shares; or (b) ultimately are not entitled, for any reason, to be paid fair value for such Company Shares, shall be deemed to have participated in the Arrangement as of the Effective Time on the same basis as a non-dissenting holder of Company Shares pursuant to Section 2.3(g) and shall be entitled to receive only the consideration contemplated in Section 2.3(g) that such Company Shareholder would have received pursuant to the Arrangement if such Company Shareholder had not exercised Dissent Rights. 3.2 Recognition of Dissenting Holders (a) In no circumstances shall the Purchaser, the Parent, the Company, the Depositary or any other Person be required to recognize a Person exercising Dissent Rights unless such Person (i) is the registered holder of those Company Shares as at the record date in respect of which such rights are sought to be exercised, (ii) has not voted or instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution (but only in respect of such Company Shares), and (iii) has strictly complied with the procedures for exercising Dissent Rights and has not withdrawn such dissent prior to the Effective Time. (b) For greater certainty, in no case shall the Purchaser, the Parent, the Company, the Depositary or any other Person be required to recognize Dissenting Holders as holders of Company Shares in respect of which Dissent Rights have been validly exercised or any interest therein after the completion of the transfer under Section 2.3(f) and the names of such Dissenting Holders shall be removed from the registers of holders of the Company Shares in respect of which Dissent Rights have been validly exercised at the same time as the event described in Section 2.3(f) occurs. In addition to any other restrictions under Section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Company Convertible Securities; (ii) Company Shareholders who vote or have A-9 instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution (but only in respect of such Company Shares); (iii) the Purchaser, the Parent or any of their affiliates; and (iv) holders of the Debentures (in their capacity as a holder of such Debentures). ARTICLE 4 CERTIFICATES AND PAYMENTS 4.1 Payment of Consideration (a) Prior to the filing of the Articles of Arrangement: (i) the Purchaser shall deposit, or arrange to be deposited, with the Depositary in escrow, for payment to the Company Shareholders, cash in an amount equal to the aggregate Consideration that the Company Shareholders are entitled to receive for their Company Shares (other than in respect of Company Shares held by a Dissenting Holder in respect of which Dissent Rights are exercised and any Company Shares held by the Purchaser and any of its affiliates) under Section 2.3(g); and (ii) the Company shall deposit, or arrange to be deposited, with the Depositary in escrow, an amount in cash equal to the aggregate consideration that the holders of Company Options, Company RSUs and Company DSUs are entitled to receive from the Company, pursuant to Sections 2.3(a), 2.3(b) and 2.3(d), respectively, less any amount withheld pursuant to Section 4.3. (b) Effective as of the effective time of the step in Section 2.3(g), the Depositary shall hold the cash received from the Purchaser pursuant to Section 4.1(a)(i) representing the aggregate Consideration payable to holders of Company Shares as agent and nominee for such holders, on account of such Consideration, and the Purchaser shall be considered to have fully paid the aggregate Consideration payable to holders of Company Shares described in Section 2.3(g). Upon surrender to the Depositary for cancellation of a certificate or DRS Advice, as applicable, which immediately prior to the Effective Time represented outstanding Company Shares that were transferred pursuant to Section 2.3(g), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of Company Shares represented by such surrendered certificate or DRS Advice, as applicable, shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, as soon as practicable following the Effective Date, a cheque, wire or other form of immediately available funds representing the Consideration which such holder has the right to receive under this Plan of Arrangement for such Company Shares, less any amounts withheld pursuant to Section 4.3, and any certificate or DRS Advice so surrendered shall forthwith be cancelled. (c) Effective as of the effective time of the step in Sections 2.3(a), 2.3(b) and 2.3(d), respectively, the Depositary shall hold the cash received from the Company pursuant to Section 4.1(a)(ii) representing the aggregate consideration payable to holders of Company Options, Company RSUs and Company DSUs, respectively, less, in each case, any amount withheld pursuant to Section 4.3, as agent and nominee for such holders, on account of such consideration, and the Company

A-10 shall be considered to have fully paid the aggregate consideration payable to such holders as described in Sections 2.3(a), 2.3(b) and 2.3(d). On or as soon as practicable after the Effective Date, (i) the Depositary shall, on behalf of the Company, deliver to each holder of Company Options, Company RSUs and Company DSUs, as reflected on the registers maintained by or on behalf of the Company, as applicable, a cheque, wire or other form of immediately available funds representing the amount, if any, which such holder of Company Options, Company RSUs or Company DSUs has the right to receive under this Plan of Arrangement for such Company Options, Company RSUs or Company DSUs, less any amount withheld pursuant to Section 4.3, and (ii) the Company shall remit to the appropriate Governmental Entity the aggregate amount withheld pursuant to Section 4.3 in respect of the payments to holders of the Company Options, Company RSUs and Company DSUs. (d) Until surrendered as contemplated by this Section 4.1, each certificate that immediately prior to the Effective Time represented Company Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.3. (e) Any certificate formerly representing Company Shares not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Company Shares of any kind or nature against or in the Company, the Purchaser or the Parent. On such date, all cash to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser or the Company, as applicable, and shall be paid over by the Depositary to the Purchaser or the Company, as applicable, or as directed by the Purchaser or the Company, as applicable. Any payment made by way of cheque by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the sixth anniversary of the Effective Date, and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration for the Affected Securities pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Company, as applicable, for no consideration. (f) No holder of Affected Securities shall be entitled to receive any consideration with respect to such Affected Securities other than any cash payment to which such holder is entitled to receive in accordance with Section 2.3 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith. 4.2 Lost Certificates In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Shares that were transferred or redeemed, as applicable, pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the aggregate Consideration deliverable A-11 in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall as a condition precedent to the delivery of such Consideration, give a bond satisfactory to the Purchaser, the Company and the Depositary (each acting reasonably) in such sum as the Purchaser may direct (acting reasonably), or otherwise indemnify the Purchaser and the Company in a manner satisfactory to Purchaser and the Company, each acting reasonably, against any claim that may be made against the Purchaser or the Company with respect to the certificate alleged to have been lost, stolen or destroyed. 4.3 Withholding Rights The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct and withhold, or to direct any Person to deduct and withhold on their behalf, from any Consideration or other amounts otherwise payable or otherwise deliverable to any of the Company Securityholders or any other Person under this Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 3.1) such amounts as the Purchaser, the Company or the Depositary, as applicable, determines are required or permitted to be deducted or withheld from such consideration or other amount payable under any provision of any Law in respect of Taxes. Any such amounts that are deducted and withheld from the Consideration or such other amount payable pursuant to this Plan of Arrangement and that are remitted to the relevant Governmental Entity, shall be treated for all purposes as having been paid to the Company Securityholders or other Person to whom such amounts would otherwise have been paid. 4.4 No Liens Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind. 4.5 Paramountcy From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Affected Securities issued or outstanding prior to the Effective Time, (b) the rights and obligations of the Affected Securityholders, the Company, the Purchaser, the Parent, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement. ARTICLE 5 AMENDMENTS 5.1 Amendments to Plan of Arrangement (a) The Company, the Purchaser and the Parent may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and the Purchaser, each acting reasonably, (iii) be filed with the Court and, if made following the Company Meeting, approved by the Court and if the Court directs, approved by the Company A-12 Shareholders, and (iv) communicated to the Affected Securityholders if and as required by the Court. (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or the Purchaser at any time prior to the Company Meeting (provided that the Purchaser or the Company, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes. (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to in writing by each of the Company and the Purchaser (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders voting in the manner directed by the Court. (d) Any amendment, modification or supplement to this Plan of Arrangement may be made by the Company, the Parent and the Purchaser without the approval of or communication to the Court or the Affected Securityholders, provided that it concerns a matter which, in the reasonable opinion of the Company and the Purchaser, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the economic interest of any former holder of Affected Securities. (e) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the Arrangement Agreement. ARTICLE 6 FURTHER ASSURANCES 6.1 Further Assurances Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement. B-1 SCHEDULE B ARRANGEMENT RESOLUTION BE IT RESOLVED THAT: 1. The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) involving Osisko Mining Inc. (the “Company”), pursuant to the arrangement agreement between the Company, Gold Fields Holdings Company Limited and Gold Fields Windfall Holdings Inc. made as of August 12, 2024, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the management information circular of the Company dated September [__], 2024 (the “Circular”), and all transactions contemplated thereby, are hereby authorized, approved and adopted. 2. The plan of arrangement of the Company, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as Schedule “A” to the Circular, is hereby authorized, approved and adopted. 3. The: (i) Arrangement Agreement and all the transactions contemplated therein; (ii) actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved. 4. The Company is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be, or may have been, modified, supplemented or amended). 5. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of common shares of the Company (the “Company Shareholders”) entitled to vote thereon or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered, without further notice to or approval of the Company Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions. 6. Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, whether under the corporate seal of the Company or otherwise, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.